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                                                                   EXHIBIT 10.18


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                            PARTICIPATION AGREEMENT

                         dated as of December 23, 1997

                                     among

                      CHASE BRASS & COPPER COMPANY, INC.,

                                   as Lessee,

                              ABN AMRO BANK N.V.,

                                   as Lessor,

                             ABN AMRO BANK N.V. and

                           CREDIT AGRICOLE INDOSUEZ,

                                as Participants,

                                      and

                              ABN AMRO BANK N.V.,

                                    as Agent


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                            Extrusion Press Facility
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                               TABLE OF CONTENTS

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SECTION 1. DEFINITIONS; INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 2. [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SECTION 3. SALE AND PURCHASE; PARTICIPATION IN THE ADVANCES;  CLOSING DATES . . . . . . . . . . . . . . . . . . . . . . 2
  SECTION 3.1. Sale and Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  SECTION 3.2. Participants' Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  SECTION 3.3. [RESERVED]   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  SECTION 3.4. Procedures for Advances; Closing Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
  SECTION 3.5. Allocation of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
  SECTION 3.6. Termination, Reduction or Extension of Participants' Commitments   . . . . . . . . . . . . . . . . . . . 4
  SECTION 3.7. Interest Rates and Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  SECTION 3.8. Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  SECTION 3.9. Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  SECTION 3.10. The Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  SECTION 3.11. Basic Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  SECTION 3.12. Purchase Payments by Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
  SECTION 3.13. Residual Value Guarantee Amount Payment by Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  SECTION 3.14. Sales Proceeds of Remarketing of Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
  SECTION 3.15. Supplemental Rent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  SECTION 3.16. Excepted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  SECTION 3.17. Distribution of Payments After Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  SECTION 3.18. Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  SECTION 3.19. Casualty and Condemnation Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  SECTION 3.20. Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 4. FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  SECTION 4.1. Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  SECTION 4.2. Underwriting Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  SECTION 4.3. Overdue Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 5. CERTAIN INTENTIONS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  SECTION 5.1. Nature of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
  SECTION 5.2. Amounts Due Under Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 6. CONDITIONS PRECEDENT TO ACQUISITION OF EQUIPMENT AND ADVANCES  . . . . . . . . . . . . . . . . . . . . . .  14
  SECTION 6.1. Conditions Precedent -- Documentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     (a) Funding Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     (b) Operative Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     (c) [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (d) Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (e) Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (f) Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (g) Lease Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (h) Evidence of Recording and Filing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (i) Evidence of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (j) Evidence of Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (k) Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (l) Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (m) Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (n) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (o) Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     (p) Responsible Officer's Certificate of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
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     (q) The Lessee's Resolutions and Incumbency Certificate, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  17
     (r) Responsible Officer's Certificate of the Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     (s) The Guarantor's Resolutions and Incumbency Certificate, etc. . . . . . . . . . . . . . . . . . . . . . . . .  18
     (t) [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (u) No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (v) Responsible Officer's Certificate of the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     (w) The Lessor's Resolutions and Incumbency Certificate, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (x) [RESERVED]]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (y) [RESERVED]l  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (z) Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  SECTION 6.2. Further Conditions Precedent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (a) Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (b) Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     (c) Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (d) No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 7. [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 8. REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  SECTION 8.1. Representations of the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (a) Due Organization, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (b) Authorization; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     (c) Enforceability, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (d) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (e) Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (f) Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (g) Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (h) Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     (i) Chief Place of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (j) Federal Reserve Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (k) Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (l) No Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (m) No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
  SECTION 8.2. Representations of the Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (a) No Plan Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     (b) Due Organization, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     (c) Authorization; No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     (d) Enforceability, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     (e) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     (f) No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     (g) Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  SECTION 8.3. Representations of the Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     (a) Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     (b) Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     (c) No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     (d) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     (e) Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     (f) Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     (g) Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
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     (h) Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     (i) Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     (j) Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     (k) Environmental and Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     (l) Offer of Securities, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     (m) Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     (n) No Broker  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
  SECTION 8.4. Representations of the Lessee With Respect to the Property on each Closing Date  . . . . . . . . . . .  28
     (a) Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     (b) Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     (c) No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     (d) Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     (e) Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     (f) Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     (g) Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     (h) Protection of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     (i) Flood Hazard Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     (j) Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 9. PAYMENT OF CERTAIN EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  SECTION 9.1. Transaction Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  SECTION 9.2. Stamp and Other Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  SECTION 9.3. Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 10. OTHER COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
  SECTION 10.1. Covenants of the Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     (b) Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     (c) Certain Covenants Relating to the Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     (d) [RESERVED.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     (e) Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  SECTION 10.2. Cooperation with the Lessee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
  SECTION 10.3. Covenants of the Lessor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     (a) Discharge of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     (b) Change of Chief Place of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 11. PARTICIPATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  SECTION 11.1. Amendments; Actions on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
  SECTION 11.2. General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  SECTION 11.3 Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
  SECTION 11.4. Refusal to Give Consents or Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
  SECTION 11.5. Required Repayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 11.6. Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
  SECTION 11.7. Required Supplemental Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 11.8. Application of Payments Received From Defaulting Participant As a Cure For Payment
    Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 11.9. Order of Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
  SECTION 11.10. Investments Pending Dispute Resolution; Overnight Investments  . . . . . . . . . . . . . . . . . . .  39
  SECTION 11.11. Agent to Exercise Lessor's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
  SECTION 11.12. Exculpatory Provisions Regarding the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





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                               TABLE OF CONTENTS
                                    (cont'd)

                                                                                                                      Page
                                                                                                                      ----
SECTION 12. TRANSFERS OF PARTICIPANTS' INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
  SECTION 12.1. Restrictions on and Effect of Transfer by Participants  . . . . . . . . . . . . . . . . . . . . . . .  41
     (a) Required Notice and Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     (b) Assumption of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     (c) Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     (d) Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     (e) Amounts; Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     (f) Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     (g) Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  SECTION 12.2. Covenants and Agreements of Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     (a) Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     (b) Transferee Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
  SECTION 12.3. Future Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 13. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  SECTION 13.1. General Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
  SECTION 13.2. End of Term Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
  SECTION 13.3. Environmental Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
  SECTION 13.4. Proceedings in Respect of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
  SECTION 13.5. General Impositions Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     (a) Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     (b) Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     (c) Reports and Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     (d) Income Inclusions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     (e) Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     (f) Contests of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     (g) Documentation of Withholding Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     (h) Limitation on Tax Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
  SECTION 13.6. Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
  SECTION 13.7. Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
  SECTION 13.8. Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  SECTION 13.9. Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  SECTION 13.10. Substitution of Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  SECTION 13.11. Indemnity Payments in Addition to Residual Value Guarantee Amount  . . . . . . . . . . . . . . . . .  58
SECTION 14. THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  SECTION 14.1. Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
  SECTION 14.2. Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  SECTION 14.3. Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  SECTION 14.4. Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
  SECTION 14.5. Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  SECTION 14.6. Non-Reliance on Agent and Other Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  SECTION 14.7. Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  SECTION 14.8. Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  SECTION 14.9. Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 15. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  SECTION 15.1. Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  SECTION 15.2. No Broker, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  SECTION 15.3. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  SECTION 15.4. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62





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
                               TABLE OF CONTENTS
                                    (cont'd)

                                                                                                                      Page
                                                                                                                      ----
  SECTION 15.5. Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  SECTION 15.6. Headings, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  SECTION 15.7. Parties in Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  SECTION 15.8. GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  SECTION 15.9. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  SECTION 15.10. Liability Limited  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  SECTION 15.11. Further Assurances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  SECTION 15.12. Submission to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  SECTION 15.13. Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
  SECTION 15.14. WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  SECTION 15.15. Usury Savings Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                   SCHEDULES

SCHEDULE I                Participants' Commitments
SCHEDULE II               Notice Information and Funding Offices
SCHEDULE III              Environmental Matters
SCHEDULE IV               Site Description
SCHEDULE V                Property Description


                                   APPENDICES

APPENDIX 1                Definitions and Interpretation


                                    EXHIBITS

EXHIBIT A                 Form of Funding Request
EXHIBIT B                 [RESERVED]
EXHIBIT C-1               Opinion of Special Ohio Counsel to Lessee
EXHIBIT C-2               Opinion of Counsel to Lessee
EXHIBIT D                 Opinion of Special Counsel to Lessor
EXHIBIT E                 Opinion of Internal Counsel to Lessor
EXHIBIT F                 Form of Assignment and Acceptance
EXHIBIT G                 Form of Participant's Letter
EXHIBIT H                 Assignment of Lease and Consent to Assignment
EXHIBIT I                 Form of Guarantee
EXHIBIT J                 Form of CII Guarantee
EXHIBIT K                 [RESERVED]
EXHIBIT L                 Form of Bill of Sale
EXHIBIT M                 Form of Assignment of Warranties

                            PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of December 23, 1997 (this "Participation Agreement"), is entered into by and among CHASE BRASS & COPPER COMPANY, INC., a Delaware corporation, as Lessee (together with its permitted successors and assigns, the "Lessee"); ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands, as Lessor (together with its permitted successors and assigns, the "Lessor"), ABN AMRO BANK N.V. and CREDIT AGRICOLE INDOSUEZ, as Participants (together with their respective permitted successors and assigns each a "Participant" and collectively the "Participants"); and ABN AMRO BANK N.V., as Agent (in such capacity, together with its successors in such capacity, the "Agent") for the Participants.


                             PRELIMINARY STATEMENT

         In accordance with the terms of this Participation Agreement, the Lease and the other Operative Documents,

                 A. Subject to the terms and conditions hereof, the Lessee agrees to sell to the Lessor, and the Lessor agrees to acquire (using funds provided by the Participants) from the Lessee, the Property described in Schedule V as hereinafter provided, and in connection therewith: (x) the Lessee agrees to deliver to the Lessor the Bills of Sale evidencing the purchase and transfer of title to the Equipment to be delivered on the applicable Closing Date to the Lessor; (y) the Lessor agrees to reimburse the Lessee for payment of the Property Improvement Costs incurred by the Lessee in acquiring the Property and (z) the Lessee and the Lessor agree to execute and deliver the Assignment of Warranties covering the Equipment delivered on such Closing Date whereby the Lessee assigns to the Lessor the Lessee's rights and interest under the purchase agreement between the Lessee and the manufacturers of the Equipment;

                 B. Concurrently with the execution and delivery of this Agreement, the Lessor and the Lessee have entered into the Lease relating to the Equipment pursuant to which, subject to the terms and conditions set forth therein, the Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the Equipment to be delivered on the applicable Closing Date, such lease to be evidenced by the execution and delivery of a Lease Supplement covering such Equipment; and

                 C. the Lessor wishes to obtain, and the Participants are willing to provide, financing of the funding of the costs of reimbursing the Lessee for the acquisition of such Equipment through the purchase of Participation Interests in the Lease and the Rent.

         In consideration of the mutual agreements contained in this Participation Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    SECTION 1. - DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix 1 hereto for all purposes hereof; and the rules of interpretation set forth in Appendix 1 hereto shall apply to this Participation Agreement.


                            SECTION 2. - [RESERVED]


         SECTION 3. - SALE AND PURCHASE; PARTICIPATION IN THE ADVANCES; CLOSING DATES

         SECTION 3.1.         Sale and Purchase.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the Lessee agrees to sell to the Lessor, and the Lessor agrees to acquire (using funds provided by the Participants) from the Lessee, the Property described in Schedule V as hereinafter provided, and in connection therewith, the Lessor agrees to pay the Lessee for reimbursement of the Property Improvement Costs, as more fully provided for in Section 3.4; provided, however, that the Lessee shall not be obligated to sell and the Lessor shall not be obligated to purchase on any Closing Date any Property that is destroyed, damaged or otherwise unacceptable to the Lessor for lease pursuant to the Lease on such Closing Date. The Lessee shall deliver the Equipment to the Lessor and the Lessor shall accept such delivery on not more than two closing dates as more fully provided herein (each a "Closing Date"); provided that the date of the first delivery of Equipment under the Lease (the "First Closing Date") shall occur on or prior to December 23, 1997 and the date of the second delivery of Equipment under the Lease (the "Second Closing Date") shall occur on or prior to February 2, 1998.

         SECTION 3.2.         Participants' Commitments.

         Subject to the terms and conditions hereof, each Participant severally shall purchase a Participation Interest in the Advances being made by the Lessor at the request of the Lessee from time to time during the Commitment Period by making available to the Lessor on each Closing Date an amount in immediately available funds equal to such Participants' Commitment Percentage of the amount of the Advance being funded on such Closing Date.
Notwithstanding any other provision hereof, no Participant shall be obligated to purchase its Participation Interest in any Advance if (i) the amount of such purchase would exceed its Available Commitment, or (ii) if, after giving effect to the proposed Advance, the outstanding aggregate amount of such Participant's Participation Interest in the Advances would exceed such Participant's Commitment.

         SECTION 3.3.         [RESERVED].

         SECTION 3.4.         Procedures for Advances; Closing Dates.

         (a) With respect to each proposed Closing Date, the Lessee shall give the Lessor and the Agent prior written notice not later than 10:00 a.m., Chicago Time, three Business Days prior to the proposed Closing Date (other than for the First Closing Date, if the initial Advance is to bear interest at the Alternate Base Rate, where notice shall be one Business Day), pursuant, in each case, to a Funding Request substantially in the form of Exhibit A (a "Funding Request"), specifying (i) the proposed Closing Date, (ii) the amount and purpose of the Advance requested, (iii) the initial Interest Period for such Advance, (iv) the payee of such Advance, and (v) the allocation of such Advance to the respective Property Improvements Costs of the Property (and pro rata portions of the related remittances from the Participants shall likewise be deemed to be so allocated). The Agent shall promptly forward a copy of such Funding Request to each Participant, provided that if the Funding Request is received by the Agent in a timely manner in accordance with the terms of this
Section 3.4, the Agent shall forward a copy of such Funding Request to each Participant on the same day it is received. The Lessee shall not request more than one Closing Date during any calendar month. Each Advance shall be in a minimum amount of $100,000. Subject to the satisfaction or waiver of the conditions precedent to such Advance set forth in Section 6, each Participant shall purchase its Participation Interest in such Advance by making available to the Lessor its proportionate share of such Advance in immediately available federal funds by wire transfer to the Agent for credit to the Lessor not later than 12:00 noon, Chicago Time, on the applicable Closing Date. Upon (i) the Lessor's receipt of the funds provided by the Participants with respect to an Advance, and (ii) satisfaction or waiver of the conditions precedent to such Advance set forth in Section 6, the Lessor shall pay to third parties, or the Lessee for reimbursement of, Property Improvements Costs, in each case from the funds provided by the Participants for such Advance.

         (b) Closings. The closings of the transactions contemplated hereby (each a "Closing") shall take place at 11:00 A.M., New York Time, on each Closing Date at the offices of Buchanan Ingersoll, 500 College Road East, Princeton, New Jersey 08540 or at such other place or time as the parties hereto shall agree.

         (c) Postponement of Closing Dates. (i) The scheduled Closing Date for any Advances may be postponed from time to time for any reason (but no later than December 23, 1997, in the case of the First Closing Date, and February 2, 1998, in the case of the Second Closing Date) if the Lessee gives the Lessor and the Agent telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which such Closing Date has been postponed, such notice of postponement to be received by each party no later than 5:30 P.M., Chicago Time, on the originally scheduled Closing Date, and the term "Closing Date" as used in this Agreement shall mean such postponed "Closing Date".

                 (ii) In the event of any postponement of any Closing Date pursuant to this Section 3.4(c), or if on any originally scheduled Closing Date not postponed as above provided any Advance is not made (the originally scheduled Closing Date being referred to as the "Scheduled Closing Date" for the purposes of this Section 3.4(c)): (x) the Lessee will reimburse each Participant for the loss of the use of its funds with respect to each such Advance occasioned by such postponement by paying to the Agent, on behalf of the Participants, on demand interest at an interest rate equal to the overnight Federal Funds Effective Rate from time to time, plus 1.5% per annum, for the period from and including the Scheduled Closing Date to but excluding the earlier of the date upon which such funds are returned to the Agent on behalf of such Participants prior to 1:00 P.M. (Chicago Time) or the actual date of delivery; provided that the Lessee shall in any event pay to the Agent, on behalf of the Participants, at least one day's interest at such rate on the amount of such funds, unless the Agent shall have received, prior to 12:00 noon (Chicago Time) on the Business Day preceding the Scheduled Closing Date, a notice of postponement of the Scheduled Closing Date pursuant to Section 3.4(c)(i), and (y) the Lessor will return on the earlier of the fifth Business Day following the Scheduled Closing Date or December 23, 1997, in the case of the First Closing Date, or February 2, 1998, in the case of the Second Closing Date, or earlier, if so instructed by the Lessee, any funds which it shall have received from the such Participants' as their respective Commitment Percentage of the amount of the Advance proposed to be funded on such Scheduled Closing Date, absent joint instructions from Lessee and the Agent to retain such funds until the specified date of postponement established under Section 3.4(c)(i).

         (d) Notwithstanding the provisions of Section 3.4(c)(i), the Lessor shall not be under any obligation to acquire any Equipment (using funds provided by the Participants) beyond 5:30 P.M. (Chicago Time) on December 23, 1997, in the case of the First Closing Date, and February 2, 1998, in the case of the Second Closing Date.

         SECTION 3.5.         Allocation of Commitments.

         Schedule I hereto contains an allocation for each Participant of (i) the amount of its Commitment representing its Tranche A Participation Interest ("Tranche A Participation Interest Commitment"), (ii) the amount of its commitment representing its Tranche B Participation Interest ("Tranche B Participation Interest Commitment"), and (iii) the percentage referred to in the definition of the term "Participation Interest". The Lessee, the Lessor and the Participants have approved all such allocations and percentages.
Schedule I shall be amended as required to reflect changes in the allocations set forth thereon due to the addition of additional Participants pursuant to
Section 12.1.

         SECTION 3.6. Termination, Reduction or Extension of Participants' Commitments.

         (a) The Lessor shall have the right, upon not less than five Business Days' written notice to the Agent, to terminate the Participants' Commitments or, from time to time, to reduce the amount of the Participants' Commitments, provided that (i) after giving effect to such reduction, the aggregate outstanding principal amount of the Tranche A Participation Interests shall not exceed the aggregate Tranche A Participation Interest Commitments,
(ii) after giving effect to such reduction, the aggregate outstanding principal amount of the Tranche B Participation Interests shall not exceed the aggregate Tranche B Participation Interest Commitments, and (iii) any such reduction shall be made pro rata among the Participants' Commitments within each Tranche. Prior to the occurrence and continuance of an Event of Default the Lessor shall exercise such right only as directed by the Lessee and after the occurrence and during the continuance of an Event of Default the Lessor shall exercise such right only as directed by the Required Participants.

         (b) The Lessee may, by written request to the Lessor and Agent (which the Agent shall promptly forward to each Participant) given not later than 120 days prior to the sixth anniversary of the applicable Closing Date then in effect, request (an "Extension Request") that the applicable Maturity Date occurring on such anniversary be extended to the date that is one (1) year after the sixth anniversary of the applicable Closing Date. No later than the date (the "Extension Response Date") which is 30 days after such request has been delivered to each of the Participants, each Participant will notify the Lessor in writing (with a copy to the Agent and the Lessee) whether or not it consents to such Extension Request (which consent may be granted or denied by each Participant in its sole discretion and may be conditioned on receipt of such financial information or other documentation as may be specified by such Participant including without limitation satisfactory appraisals of the Property), provided that any Participant that fails to so advise the Lessor on or prior to the Extension Response Date shall be deemed to have denied such Extension Request. The extension of the applicable Maturity Date contemplated by any Extension Request shall become effective as of the sixth anniversary of the applicable Closing Date then in effect (the "Extension Effective Date") on or after the Extension Response Date on which all of the Participants (other than Non-Consenting Participants which have been replaced by Replacement Participants in accordance with Section 3.6(c)) shall have consented to such Extension Request; provided that:

                          (A) on both the date of the Extension Request and the Extension Effective Date, (x) each of the representations and warranties made by the Lessee and the Lessor in or pursuant to the Operative Documents shall be true and correct in all material respects as if made on and as of each such date, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, (y) no Event of Default shall have occurred and be continuing, and (z) on each of such dates the Agent shall have received a certificate of the Lessee and the Lessor, each as to itself, as to the matters set forth in clause (x) above and from the Lessee as to the matters set forth in clause (y) above, and

                          (B) the Agent and the Required Participants shall have received satisfactory evidence that the Expiration Date shall, after giving effect to any extension thereof which has become effective on or prior to such Extension Effective Date, occur on the applicable Maturity Date as so extended.

         (c) The Lessee shall be permitted to replace any Non-Consenting Participant with a replacement bank or other financial institution (a "Replacement Participant") at any time on or prior to the date which is 30 days after the relevant Extension Response Date; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) the Replacement Participant shall purchase, at par, all of the Participation Interest of such Non-Consenting Participant on or prior to the date of replacement, (iii) the Lessee shall be liable to such Non-Consenting Participant under Section 13 of this Agreement if any Advance (or Participation Interest therein) shall be prepaid (or purchased) other than on the last day of the Interest Period or Interest Periods relating thereto, (iv) the Replacement Participant, if not already a Participant, shall be reasonably satisfactory to the Required Participants, (v) such replacement shall be made in accordance with the provisions of Section 12 of this Agreement (provided that the relevant Replacement Participant shall be obligated to pay the Transaction Expenses arising in connection therewith),
(vi) the Replacement Participant shall have agreed to be subject to all of the terms and conditions of this Agreement (including the extension of the sixth anniversary of the applicable Closing Date contemplated by the relevant Extension Request) and other Operative Documents, and (vii) prior to the occurrence and continuance of an Event of Default, the Lessee shall have the exclusive right, subject to clauses (i) - (vi) above, to designate the Replacement Participant. The Agent hereby agrees to cooperate with the Lessee in the Lessee's efforts to arrange one or more Replacement Participants as contemplated by this Section 3.6(c).

         SECTION 3.7.         Interest Rates and Payment Dates.

         (a) Each Advance (other than the initial Advance, if the initial advance is to bear interest at the Alternate Base Rate) shall bear interest for each day during each Interest Period with respect thereto at a rate per annum for such Interest Period equal to the Eurodollar Rate determined for such day plus the Applicable Margin. At the election of the Lessee, the initial Advance shall bear interest at the Alternate Base Rate for a period not in excess of three Business Days until commencement of the initial Interest Period. The Lessee shall give irrevocable notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Appendix 1, of the length of each Interest Period to be applicable to each Advance. There shall not be more than two Interest Periods outstanding at any time.

         (b) If all or a portion of (i) the amount of any Advance, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate.

         (c) Interest shall be payable in cash in arrears on each Scheduled Payment Date, provided that (i) interest accruing pursuant to paragraph (b) of this Section 3.7 shall be payable from time to time on demand and (ii) each prepayment of Advances shall be accompanied by accrued interest to the date of such prepayment on the amount of Advances so prepaid.

         SECTION 3.8.         Computation of Interest.

         (a) Whenever it is calculated on the basis of the Alternate Base Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Lessor, the Lessee and the Participants of each determination of a Eurodollar Rate. Any change in the interest rate on an Advance resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Lessor, the Lessee and the Participants of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Lessor, the Lessee and the Participants in the absence of manifest error. The Agent shall, at the request of such parties, deliver to such parties a statement showing the quotations used by the Agent in determining any interest rate pursuant to Section 3.8(a).

         SECTION 3.9.         Pro Rata Treatment and Payments.

         (a) Each participation in the Advances by the Participants hereunder and each reduction of the Commitments of the Participants shall be made pro rata among the Tranche A Participants and Tranche B Participants according to the respective Commitment Percentages of each such Participant. Except as otherwise provided in Sections 3.10 - 3.20, each payment (including each prepayment) by the Lessor on account of Participation Interests representing the amount of and interest on the Advances shall be made pro rata among the Tranche A Participants and Tranche B Participants according to the respective Participation Interests of each such Participant. All payments (including prepayments) to be made by the Lessor hereunder to the Participants with respect to their Participation Interests, whether on account of principal, interest or otherwise, shall be payable to the extent received by the Lessor from or on behalf of the Lessee and shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, Chicago Time, on the due date thereof to the Agent, for the account of the Participants, at the Agent's office referred to in Section 15.3 of this Agreement, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Participants on the same day if received prior to 12:00 noon, Chicago Time and on the next Business Day if received after such time in like funds as received. If any payment hereunder (other than payments of Participation Interests in the Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment of Participation Interests in an Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension or shortening of the due date of any payment pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension or until such shortened due date, as the case may be.

         (b) Unless the Agent shall have been notified in writing by any Participant prior to funding its Participation Interest in an Advance that such Participant will not make its share of such Advance available to the Agent, the Agent may assume that such Participant is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Lessor a corresponding amount. If such amount is not made available to the Agent by the required time on the Funding Date therefor, such Participant shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Participant makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Participant with respect to any amounts owing under this Section 3.9(b) shall be conclusive in the absence of manifest error. If such Participant's share of such Advance is not made available to the Agent by such Participant within three Business Days of such Funding Date, the Agent shall also be entitled to recover such amount with interest thereon at the Alternate Base Rate, on demand, from the Lessee, to the extent the Agent has made a corresponding amount of the Advance to the Lessor which the Lessor has advanced to the Lessee.

         SECTION 3.10.    The Account.

         The Agent may if it so desires establish an account (the "Account") into which the Agent shall deposit all payments, receipts and other consideration of any kind whatsoever paid under the Lease and received by the Agent pursuant to this Agreement, the Lease and any other Operative Document. The Agent shall make distributions of such payments, receipts and other consideration (and, if an Account is used, from the Account) pursuant to the requirements of Sections 3.11 - 3.20 hereof.

         SECTION 3.11.    Basic Rent.

         (a) Each payment (or portion thereof) of Basic Rent comprising interest on the Advances (and any payment of interest on overdue installments of such component of Basic Rent) received by the Agent shall be distributed by the Agent as promptly as possible (it being understood that any payments of such component of Basic Rent received by the Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) to the Participants pro rata in accordance with, and for application to, the portion of their Participation Interests in such portion of Basic Rent, as well as in any overdue interest due to such Participant (to the extent permitted by applicable law).

         (b) Each payment (or portion thereof) of Basic Rent comprising principal of the Advances (and any payment of interest on overdue installments of such component of Basic Rent) received by the Agent shall be distributed as promptly as possible (it being understood that any payments of such component of Basic Rent received by the Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the order of priority set forth in Section 3.13.

         SECTION 3.12.    Purchase Payments by Lessee.

         Any payment received by the Agent as a result of:

         (a) the purchase of the Lessor's interest in the Property in connection with the Lessee's exercise of its Purchase Option under Section 20.1 of the Lease, or

         (b) the Lessee's compliance with its obligation to purchase the Lessor's interest in the Property in accordance with Section 20.2 of the Lease, or

         (c) the payment of the Asset Termination Value in accordance with Sections 16.2(b) or 16.3 of the Lease, or

         (d) the Lessee failing to fulfill one or more of the conditions to exercise of the Remarketing Option pursuant to Section 22.1 of the Lease and the Agent's receipt pursuant to the next-to-last paragraph of Section 22.1 of the Lease of the Asset Termination Value in accordance with Section 20.2 of the Lease, shall be distributed by the Agent as promptly as possible (it being understood that any such payment received by the Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date on which such funds are so received) to pay in full the Participant Balance of each Participant and in the case that the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Participants without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate of all of the Participant Balances.

         SECTION 3.13.    Residual Value Guarantee Amount Payment by Lessee.

         The payment by the Lessee of the Residual Value Guarantee Amount to the Agent in accordance with Article XXII of the Lease upon the Lessee's exercise of the Remarketing Option shall be distributed by the Agent as promptly as possible (it being understood that any such payment received by the Agent on a timely basis in accordance with the provisions of the Lease shall be distributed on the date on which such funds are so received) in the following order of priority:

                 first, to the Tranche A Participants for application to pay in full the Tranche A Participation Interest Balance of each Tranche A Participant; and

                 second, to the Tranche B Participants for application to pay in full the Tranche B Participation Interest Balance of each Tranche B Participant, and in the case where the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each such Tranche B Participant's Tranche B Participation Interest Balance bears to the aggregate Tranche B Participation Interest Balances of all Tranche B Participants.

         SECTION 3.14. Sales Proceeds of Remarketing of Property. Any payments received by the Agent as proceeds from the sale of the Property sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to Article XXII of the Lease, together with any payment made by the Lessee as a result of an appraisal pursuant to Section 13.2 of this Agreement, shall be distributed by the Agent as promptly as possible (it being understood that any such payment received by the Agent on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received) in the funds so received in the following order of priority:

                 first, to the Tranche B Participants for application to pay in full the Tranche B Participation Interest Balance of each Tranche B Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche B Participants without priority of one Tranche B Participant over the other in the proportion that each Tranche B Participant's Tranche B Participation Interest Balance bears to the aggregate Tranche B Participation Interest Balances of all Tranche B Participants;

                 second, to the Tranche A Participants for application to pay in full the Tranche A Participation Interest Balance of each Tranche A Participant, and in the case where the amount so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Tranche A Participants without priority of one Tranche A Participant over the other in the proportion that each Tranche A Participant's Tranche A Participation Interest Balance bears to the aggregate Tranche A Participation Interest Balances of all Tranche A Participants; and

                 third, the balance, if any, shall be promptly distributed to, or as directed by, the Lessee.

         SECTION 3.15.    Supplemental Rent.

         All payments of Supplemental Rent received by the Agent (excluding any amounts payable pursuant to the preceding provisions of this Section 3) shall be distributed promptly by Agent upon receipt thereof to the Persons entitled thereto pursuant to the Operative Documents.

         SECTION 3.16.    Excepted Payments.

         Notwithstanding any other provision of this Agreement or the Operative Documents, any Excepted Payment received at any time by the Agent shall be distributed promptly to the Person entitled to receive such Excepted Payment pursuant to the Operative Documents.

         SECTION 3.17.    Distribution of Payments After Event of Default.

         (a) All payments received and amounts realized by the Lessor or the Agent after an Event of Default exists, including under the Guarantee and proceeds from the sale of any of the Property, proceeds of any amounts from any insurer or any Governmental Authority in connection with any Casualty or Condemnation, or from Lessee as payment in accordance with the Lease, including any payment received from Lessee pursuant to Section 17 of the Lease, shall, if received by Lessor, be paid to the Agent as promptly as possible and shall be distributed by the Agent as promptly as possible (it being understood that any such payment received by the Agent on a timely basis and in accordance with the provisions of the Operative Documents shall be distributed on the date received in the funds so received) in the following order of priority:

                 first, so much of such payment or amount as shall be required to reimburse the Lessor or the Agent for any tax, expense or other loss incurred by the Lessor or the Agent (including, to the extent not previously reimbursed, those incurred in connection with any duties of the Agent as the Agent) and any unpaid ongoing fees of the Lessor and the Agent shall be distributed to each of them for its own account;

                 second, so much of such payments or amounts as shall be required to reimburse the then existing or prior Participants for payments made by them to the Lessor pursuant to Section 18.1 of the Lease (to the extent not previously reimbursed) and to pay such then existing or prior Participants the amounts payable to them pursuant to any expense reimbursement or indemnification provisions of the Operative Documents shall be distributed to each such Participant without priority of one over the other in accordance with the amount of such payment or payments payable to each such Person;

                 third, (i) in the case of a sale of the Property, in the order of priority set forth in Section 3.14 and (ii) in all other cases, so much of such amount as shall be required to pay in full the Participant Balance of each Participant, and in the case that the amounts so distributed shall be insufficient to pay in full as aforesaid, then pro rata among the Participants without priority of one over the other, in the proportion that the Participant Balance of each bears to the aggregate Participant Balances of all the Participants; and

                 fourth, the balance, if any, of such payment or amounts remaining thereafter shall be promptly distributed to, or as directed by, the Lessee.

         SECTION 3.18.    Other Payments.

         (a) Except as otherwise provided in Sections 3.11, 3.12, 3.17 and paragraph (b) below,

                          (i) any payment received by the Agent for which no provision as to the application thereof is made in the Operative Documents or elsewhere in this Section 3, and

                          (ii)     all payments received and amounts
         realized by the Agent under the Lease or otherwise with respect to the Property to the extent received or realized at any time after indefeasible payment in full of the Participant Balances of all of the Participants and any other amounts due and owing to the Lessor, the Participants or the Agent, shall be distributed forthwith by the Agent in the order of priority set forth in Section 3.12 (in the case of any payment described in clause (i) above) or in Section 3.17 hereof (in the case of any payment described in clause (ii) above), except, that (i) in the case of any payment described in clause (ii) above, such payment shall be distributed omitting clause third of such Section 3.17; and the balance, if any (in the case of any payment described in clause
(i) or (ii) above), shall be distributed to, or as directed by, the Lessee, and
(ii) any payments received under the Guarantee shall be distributed in accordance with the priorities set forth in Section 3.17.

         (b) Except as otherwise provided in Sections 3.11 and 3.12 hereof, any payment received by the Agent for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 3 shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

         SECTION 3.19.    Casualty and Condemnation Amounts.

         Any amounts payable to the Lessor as a result of a Casualty or Condemnation pursuant to Section 15.1 of the Lease (but excluding any amounts payable pursuant to Section 16.2 of the Lease) shall, if no Lease Event of Default exists, be paid over to Lessee for the rebuilding or restoration of that portion of the Property to which such Casualty or Condemnation applied, and any excess proceeds shall be paid to the Lessee. If a Lease Event of Default exists, then during the continuance of such Lease Event of Default, all such amounts shall be held by the Agent as collateral in the Account, if any, and upon exercise of the Lessor's remedies hereunder shall be distributed pursuant to Section 3.17.

         SECTION 3.20.    Order of Application.

         To the extent any payment made to any Participant pursuant to Sections 3.12, 3.13, 3.14 or 3.15 is insufficient to pay in full the Participant Balance of such Participant, then each such payment shall first be applied to its Participation Interest in accrued interest and then to its Participation Interest in principal of the Advances.

                               SECTION 4. - FEES

         SECTION 4.1.         Commitment Fee.

         The Lessee shall pay to each Participant, through the Agent, a commitment fee (the "Commitment Fee") from the date hereof through the date on which the Commitment Period shall end, computed at a rate equal to the Applicable Percentage (as such term is defined in the Credit Agreement) as from time to time in effect in accordance with the terms of the Credit Agreement, calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed, on the amount of the undrawn aggregate Commitments during the Commitment Period.

         The Commitment Fee shall be payable monthly in arrears on the date of the close of each fiscal month of the Lessee during the term of such Participant's Commitment, commencing December 31, 1997, and continuing thereafter on each such monthly closing date and on the last day of the Commitment Period. If any such Applicable Percentage shall no longer be in effect in accordance with the terms of the Credit Agreement during the Commitment Period, the Lessee and the Participants shall negotiate in good faith to revise the rate of the Commitment Fee and pending such revision, the last such rate in effect prior to such change shall apply. As of the Closing Date, the applicable commitment fee margin is equal to 0.175% per annum.

         SECTION 4.2.         Underwriting Fee.

         The Lessee shall pay to the Arranger the fee (the "Underwriting Fee") referred to in that certain letter from the Arranger to the Lessee dated as of August 13, 1997, on the First Closing Date.

         SECTION 4.3.         Overdue Fees.

         If all or a portion of any fee due hereunder shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the Overdue Rate from the date of such nonpayment until such amount is paid in full (as well after as before judgment).


                 SECTION 5. - CERTAIN INTENTIONS OF THE PARTIES

         SECTION 5.1.         Nature of Transaction.

         (a) It is the intent of the parties hereto that: (i) the Lease constitutes an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, for purposes of Lessee's financial reporting, and
(ii) for purposes of federal, state and local income or franchise taxes and for any other tax imposed on or measured by income, the transaction contemplated hereby is a financing arrangement and preserves ownership in the Property in the Lessee. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, the Lessor nor any Participant has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         (b)     Specifically, without limiting the generality of subsection
(a) of this Section 5.1, the parties hereto intend and agree that with respect to the nature of the transactions evidenced by the Lease, the Lease grants a security interest and mortgage or deed of trust or lien, as the case may be, in the Property to the Lessor and the Participants to secure the Lessee's performance and payment of all amounts under the Lease and the other Operative Documents.

         SECTION 5.2.         Amounts Due Under Lease.

         Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee, the Lessor, the Participants and the Agent that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due to the Participants in respect of their Participation Interests on each Payment Date; (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Property under the Lease, the Participation Interests, all fees and all of the interest on overdue amounts thereon and all other obligations of the Lessee owing to the Lessor, the Participants and the Agent shall be paid in full by the Lessee; (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall only be required to pay to the Lessor the proceeds of the sale of the Property, the Residual Value Guarantee Amount and any amounts due pursuant to Section 13 of this Participation Agreement and Section 22.2 of the Lease (which aggregate amounts may be less than the Asset Termination Value); and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Asset Termination Value, plus all other amounts then due from the Lessee to the Participants, the Agent and the Lessor under the Operative Documents.


      SECTION 6. - CONDITIONS PRECEDENT TO ACQUISITION OF EQUIPMENT AND ADVANCES

         SECTION 6.1.         Conditions Precedent -- Documentation.

         The obligation of the Lessor to make an Advance on any Closing Date in respect of the Equipment to be purchased on such Closing Date and the obligation of each Participant to purchase its Participation Interest in, and to make available to the Lessor its related portion of, each such Advance on such Closing Date are subject to satisfaction or waiver of the following conditions precedent and the conditions precedent set forth in Section 6.2 (it being understood that the Lessor's obligation to finance such Equipment shall not be subject to the conditions precedent set forth in this Section 6.1 or
Section 6.2 to the extent such conditions are actions required of the Lessor) on or prior to the applicable Closing Date, as the case may be:

         (a)     Funding Request.

         The Agent and the Lessor shall have received a fully executed counterpart of the Funding Request, appropriately completed by the Lessee, in accordance with Section 3.4.

         (b)     Operative Documents.

         Each of the Operative Documents to be entered into on such Closing Date in respect of the Equipment to be purchased on such Closing Date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, including, without limitation, (i) this Participation Agreement, (ii) the Lease, (iii) the Lease Supplement in respect of the Equipment to be purchased on such Closing Date; (iv) the Bill of Sale,
(v) the Assignment of Warranties, (vi) the Guarantee, (vii) the CII Guarantee,
(viii) the Assignment of Lease and Supplement to Assignment of Lease and (ix) the Consent to Assignment. No Default or Event of Default shall exist thereunder (both before and after giving effect to the transactions contemplated by the Operative Documents), and the Lessor, the Agent and each Participant shall each have received a fully executed copy of each of the Operative Documents (other than the Lease and Lease Supplement, of which the Agent shall receive the original and the Lessor and the Participants shall receive specimens). On or before such Closing Date, the Operative Documents (or memoranda thereof), any supplements thereto and any financing statements in connection therewith required under the Uniform Commercial Code shall have been recorded, registered and filed, if necessary, in such manner as to enable the Lessee's counsel to render its opinion referred to in clauses l(i)(A) and 1(i)(B) below.

         (c)     [RESERVED].

         (d)     Appraisal.

         On or prior to the First Closing Date, the Agent, the Lessor and the Participants shall have received an Appraisal of the Equipment, which Appraisal shall (i) show as of the projected Closing Date the Fair Market Sales Value of the Equipment to be constructed on the Site in accordance with the Plans and Specifications and (ii) meet the other applicable requirements set forth in the definition of the term "Appraisal" contained in Appendix 1.

         (e)     Title.

         On such Closing Date, after giving effect to the transactions contemplated hereby, the Lessor shall have good title to the Equipment to be delivered on such Closing Date free and clear of all Liens except Permitted Liens.

         (f)     Bill of Sale.

         On such Closing Date, the Lessee shall have delivered to the Lessor (with copies to the Agent and each Participant) the Bill of Sale dated such date covering the Equipment to be settled for on such date, transferring to the Lessor good title to such Equipment free of all claims, liens and encumbrances of any nature, except Permitted Liens, and warranting to the Lessor that at the time of delivery of such Equipment, the Lessee had legal title thereto and good and lawful right to sell the same, and title thereto was free of all claims, Liens and encumbrances of any nature, except Permitted Liens.

         (g)     Lease Supplement.

         The Lessee and the Lessor shall have delivered to the Agent prior to the applicable Closing Date the original counterpart of the Lease Supplement covering the Equipment being acquired with the proceeds of such Advance by the Lessor on such Closing Date, duly executed by the Lessee and the Lessor.

         (h)     Evidence of Recording and Filing.

         On or prior to the applicable Closing Date, the Agent shall have received evidence reasonably satisfactory to it that each of the applicable Lease Supplement with respect to the Equipment to be delivered on such Closing Date, the Assignment of Lease and Supplement to Assignment of Lease and the Consent to Assignment shall have been or are being recorded with the appropriate Governmental Authorities in the order in which such documents are listed in this clause, and the UCC Financing Statements with respect to the Property being acquired on such Closing Date shall have been or are being filed with the appropriate Governmental Authorities.

         (i)     Evidence of Insurance.

         On or prior to the applicable Closing Date, the Agent, the Lessor and each Participant shall have received evidence of insurance with respect to the Property required to be maintained pursuant to the Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

         (j)     Evidence of Use of Proceeds.

         The Agent and each Participant shall have received evidence reasonably satisfactory to the Agent and each Participant as to the use of the proceeds of the Advance in accordance with the provisions of Section 8.1(g).

         (k)     Taxes.

         All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent, each Participant and the Lessor.

         (l)     Opinions of Counsel.

         On or prior to the applicable Closing Date, (i) the Lessee shall have delivered to the Agent, each Participant and the Lessor (A) an opinion of special counsel to the Lessee admitted to practice in the jurisdiction where the Property is located reasonably satisfactory to the Agent, each Participant and the Lessor, as to the matters set forth in Exhibit C-1; and (B) an opinion of counsel to the Lessee as to the matters set forth in Exhibit C-2 and (ii) the Lessor shall have delivered to the Agent and each Participant (A) an opinion of special counsel to the Lessor in the form set forth on Exhibit D; and (B) an opinion of internal counsel to the Lessor in the form set forth in Exhibit E.

         (m)     Approvals.

         All necessary (or, in the reasonable opinion of the Lessor, the Participants or the Agent or any of their respective counsel, advisable) Governmental Actions and covenants and approvals of or by any Governmental Authority or other Person, in each case required by any Requirement of Law, covenant or restriction affecting the Property or the transactions contemplated thereby shall have been obtained or made and be in full force and effect.

         (n)     Litigation.

         No action or proceeding shall have been instituted, nor shall any action or proceeding be threatened, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority at the time of such Closing Date (i) to set aside, restrain, enjoin or prevent the full performance of this Participation Agreement, the Lease or any other Operative Document or any transaction contemplated hereby or thereby or (ii) which is reasonably likely to have a Material Adverse Effect.

         (o)     Requirements of Law.

         In the reasonable opinion of the Lessor, the Participants, the Agent and their respective counsel, the transactions contemplated by the Operative Documents do not and will not violate any Requirement of Law and do not and will not subject the Lessor, the Agent or any Participant to any adverse regulatory or tax prohibitions or constraints.

         (p)     Responsible Officer's Certificate of the Lessee.

         On or prior to the applicable Closing Date, the Lessor, each Participant and the Agent shall each have received a Responsible Officer's Certificate, dated as of the applicable Closing Date, of the Lessee stating that (i) each and every representation and warranty of the Lessee contained in the Operative Documents to which it is a party is true and correct on and as of the applicable Closing Date (with the same effect as though such representations and warranties had been made on and as of such date, except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein); (ii) no Default or Event of Default under the Lease or the Guarantee has occurred and is continuing; (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the applicable Closing Date.

         (q)     The Lessee's Resolutions and Incumbency Certificate, etc.

         On or prior to the applicable Closing Date, the Lessor, each Participant and the Agent shall each have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee attaching and certifying as to (A) the resolutions of the Board of Directors of the Lessee, duly authorizing the execution, delivery and performance by the Lessee of documents and agreements of the type represented by each Operative Document to which it is or will be a party, (B) its articles of incorporation and bylaws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a good standing certificate from the appropriate officer of the state in which the Property is located.

         (r)     Responsible Officer's Certificate of the Guarantor.

         On or prior to the applicable Closing Date, the Lessor, each Participant and the Agent shall each have received a Responsible Officer's Certificate, dated as of the applicable Closing Date, of the Guarantor stating that (i) each and every representation and warranty of the Guarantor contained in the Operative Documents to which it is a party is true and correct on and as of the applicable Closing Date (with the same effect as though such representations and warranties had been made on and as of such date, except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein); (ii) no Default or Event of

Default under the Lease or the CII Guarantee has occurred and is continuing;
(iii) each Operative Document to which the Guarantor is a party is in full force and effect with respect to it; and (iv) the Guarantor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the applicable Closing Date.

         (s)     The Guarantor's Resolutions and Incumbency Certificate, etc.

         On or prior to the applicable Closing Date, the Lessor, each Participant and the Agent shall each have received (i) a certificate of the Secretary or an Assistant Secretary of the Guarantor attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Guarantor of documents and agreements of the type represented by each Operative Document to which it is or will be a party, (B) its articles of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party, and (ii) a good standing certificate from the appropriate officer of the state in which the Guarantor is incorporated.

         (t)     [RESERVED].

         (u)     No Material Adverse Effect.

         As of the applicable Closing Date, there shall not have occurred any Material adverse change in the Lessee's or the Guarantor's capital structure, ownership or consolidated assets, liabilities, results of operations, or financial condition from that set forth or contemplated in the most recent financial statements delivered pursuant to Section 8.3(m), 10.1(b) or pursuant to the Guarantee, and no event or condition shall have occurred that would result in a Material Adverse Effect.

         (v)     Responsible Officer's Certificate of the Lessor.

         On or prior to the applicable Closing Date, the Lessee, the Agent and each Participant shall have received a certificate of an authorized officer of the Lessor, dated as of the applicable Closing Date, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Documents to which it is a party is true and correct on and as of the applicable Closing Date (with the same effect as though such representations and warranties had been made on and as of such date, except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates and times referred to therein), (ii) each Operative Document to which the Lessor is a party is in full force and effect with respect to it, and
(iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it on or prior to the applicable Closing Date.

         (w)     The Lessor's Resolutions and Incumbency Certificate, etc.

         On or prior to the applicable Closing Date, the Lessee, the Agent and each Participant shall have received a certificate of the Secretary or an Assistant Secretary of the Lessor attaching and certifying as to the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party.

         (x)     [RESERVED].

         (y)     [RESERVED].

         (z)     Interest Rate Protection.

         On or prior to the applicable Closing Date, to the extent the Lessee shall have elected to hedge any Advances, the Lessee shall have entered into Interest Rate Protection Agreements on or prior to the applicable Closing Date with counterparties and on terms and conditions acceptable to the Required Participants, which agreements may include caps and swaps and shall protect the Lessee against interest rate fluctuations.

         SECTION 6.2.         Further Conditions Precedent.

         The obligation of the Lessor to make an Advance on any Closing Date and the obligation of each Participant to purchase its Participation Interest in, and to make available its related portion of, such Advance on such Closing Date are subject to satisfaction or waiver of the following conditions precedent and to satisfaction on or before the applicable Closing Date of the conditions precedent set forth in Section 6.1 (it being understood that the Lessor's obligations to acquire the Property and each Participant's obligation to fund the purchase of its Participation Interest in an Advance shall not be subject to the conditions precedent set forth in Section 6.1 and this Section
6.2 to the extent such conditions are actions required of the Lessor or such Participant, as the case may be):

                 (a)      Representations and Warranties.

                 On such date the representations and warranties of the Lessee, the Guarantor, the Lessor and each Participant contained herein and in each of the other Operative Documents shall be true and correct as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

                 (b)      Performance of Covenants.

                 The parties hereto shall have performed their respective agreements contained herein and in the other Operative Documents to be performed by them on or prior to such date.

                 (c)      Title.

                 Title to the Property shall conform to the representations and warranties set forth in Section 8.4.

                 (d)      No Default.

                 There shall not have occurred and be continuing any Default or Event of Default under any of the Operative Documents, and no Default or Event of Default under any of the Operative Documents will have occurred after giving effect to the acquisition of the Property and/or the making of the Advance requested on such Closing Date, as the case may be.


                 SECTION 7. - [RESERVED].

                          SECTION 8. - REPRESENTATIONS

         SECTION 8.1.         Representations of the Lessor.

         The Lessor represents and warrants to each of the other parties hereto as follows:

         (a)     Due Organization, etc.

         It is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to enter into and perform its obligations under each of the Operative Documents to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Operative Document to which it is or will be a party.

         (b)     Authorization; No Conflict.

         The execution, delivery and performance of each Operative Document to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current United States or Illinois law, governmental rule or regulation, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its articles of incorporation or by-laws, or any indenture, mortgage, deed of trust, conditional sales contract, credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority, except such as have been obtained on the Lessee's or the Lessor's behalf.

         (c)     Enforceability, etc.

         Each Operative Document to which the Lessor is or will be a party has been, or on or before the applicable Closing Date will be, duly executed and delivered by the Lessor and each such Operative Document to which the Lessor is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Lessor in accordance with the terms thereof, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting creditors' rights or by general equitable principles.

         (d)     Litigation.

         There is no action or proceeding pending or, to its knowledge, threatened to which it is a party, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Documents to which it is a party, would have a material adverse effect on the financial condition of the Lessor or would question the validity or enforceability of any of the Operative Documents to which it is or will become a party.

         (e)     Assignment.

         It has not assigned or transferred any of its right, title or interest in or under the Lease except to the Agent and the Participants in accordance with this Agreement.

         (f)     Defaults.

         No Default or Event of Default under the Operative Documents attributable to it has occurred and is continuing.

         (g)     Use of Proceeds.

         The proceeds of the purchase of the Participation Interests shall be applied by the Lessor solely in accordance with the provisions of the Operative Documents.

         (h)     Securities Act.

         Neither the Lessor nor any Person authorized by the Lessor to act on its behalf has offered or sold any interest in the Lease, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the Agent and the Participants, and neither the Lessor nor any Person authorized by the Lessor to act on its behalf will take any action which would subject the issuance or sale of any interest in the Lease or the Property to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

         (i)     Chief Place of Business.

The Lessor's chief place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Participation Agreement and each other Operative Document are kept are located at 135 S. LaSalle Street, Chicago, Illinois 60603.

         (j)     Federal Reserve Regulations.

         The Lessor is not engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board), and no part of the proceeds of the purchase of the Participation Interests will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U, or X of the Board.

         (k)     Investment Company Act.

         The Lessor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act.

         (l)     No Plan Assets.

         The Lessor is not acquiring its interests in the Property with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code).

         (m)     No Broker.

         The Lessor has not employed any financial advisor, broker or finder, or incurred any liability for any financial advisory, brokerage or finders fees, in connection with the Operative Documents or the transactions contemplated thereby.

         SECTION 8.2.         Representations of the Participants.

         Each Participant represents and warrants to the Lessor, each of the other Participants and the Lessee as follows:

         (a)     No Plan Assets.

         Such Participant is not and will not be funding its Participation Interest hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1) of the Code). The advancing of any amount with respect to its Participation Interest on any Funding Date shall constitute an affirmation by the subject Participant of the preceding representation and warranty.

         (b)     Due Organization, etc.

         It is either (i) a duly organized and validly existing corporation in good standing under the laws of the state of its incorporation, or (ii) a national banking association duly organized and validly existing under the laws of the United States or (iii) a banking corporation duly organized and validly existing under the laws of the jurisdiction of its organization, and, in each case, has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is a party.

         (c)     Authorization; No Conflict.

         The execution, delivery and performance of each Operative Document to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any current law, governmental rule or regulation of the United States or the state or country of its organization,
(iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, its certificate of incorporation or bylaws, articles of association or other organizational documents or any indenture, mortgage, deed of trust, conditional sales contract, credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected or (iv) does or will require any Governmental Action by any Governmental Authority.

         (d)     Enforceability, etc.

         Each Operative Document to which it is a party has been, or on or before the Closing Date will be, duly executed and delivered by it and each such Operative Document to which it is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against it in accordance with the terms thereof, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting creditors' rights or by general equitable principles.

         (e)     Litigation.

         There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that is reasonably likely to be adversely determined and, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Documents to which it is a party.

         (f)     No Broker.

         Such Participant has not employed any financial advisor, broker or finder, or incurred any liability for any financial advisory, brokerage or finders fees, in connection with the Operative Documents or the transactions contemplated thereby.

         (g)     Securities Act.

         Such Participant has not, nor has any Person authorized by such Participant to act on its behalf, offered or sold any interest in the Lease, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than the Agent and the other Participants, and such Participant will not, nor will any Person authorized by such Participant to act on its behalf, take any action which would subject the issuance or sale of any interest in the Lease or the Property to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Document under the Trust Indenture Act of 1939, as amended.

         SECTION 8.3.         Representations of the Lessee.

         The Lessee represents and warrants to each of the other parties hereto that:

         (a)     Corporate Status.

         The Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and has obtained a certificate of authority to transact business as a foreign corporation in the jurisdiction where the Property is located and in each other jurisdiction where the failure to so qualify is reasonably likely to be Material.

         (b)     Corporate Power and Authority.

         The Lessee has corporate power and authority to execute, deliver and carry out the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is or will be a party and has or will have duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes or will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

         (c)     No Violation.

         Neither the execution, delivery and performance by the Lessee of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Lessee of the transactions contemplated therein (i) will result in a violation by the Lessee of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Lessee or the Property that would (x) adversely affect the validity or enforceability of the Operative Documents to which the Lessee is a party, or the title to, or value or condition of, the Property, or (y) have a Material Adverse Effect on the consolidated financial position, business or consolidated results of operations of the Lessee, or (z) have an adverse effect on the ability of the Lessee to perform its obligations under the Operative Documents, (ii) will conflict with or result in any breach that has not been waived to the satisfaction of Lessor and the Agent under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Lessee pursuant to the terms of, any indenture, loan agreement or other agreement for borrowed money to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate or articles of incorporation or bylaws of the Lessee.

         (d)     Litigation.

         There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened, to which the Lessee is a party or by which any property or other assets of the Lessee are subject to or bound (i) that are reasonably likely to have a Material Adverse Effect or (ii) that question the validity or enforceability of any of the Operative Documents to which it is or will be a party or the rights or remedies of the Lessor, the Agent or the Participants with respect to the Lessee or the Property under the Operative Documents.

         (e)     Governmental Approvals.

         No Governmental Action by any Governmental Authority having jurisdiction over the Lessee or the Property is required to authorize or is required in connection with (i) the execution, delivery and performance by the Lessee of any Operative Document or (ii) the legality, validity, binding effect or enforceability against the Lessee of any Operative Document, except for the filing or recording of the Operative Documents listed in Section 8.4(h) hereof with the appropriate Governmental Authorities, all of which will have been completed on or prior to the Closing Date, except that the UCC Financing Statements with respect to the Property being acquired on the applicable Closing Date shall have been or are being filed with the appropriate Governmental Authorities.

         (f)     Investment Company Act.

         The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

         (g)     Public Utility Holding Company Act.

         The Lessee is not a "holding company, or a "subsidiary company," or an "affiliate" of a "holding company, or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (h)     Information.

         The information and materials regarding the Lessee and the Property which were or will be provided by the Lessee to one or more of the Participants are true and accurate in all material respects on the date as of which such information and materials are dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         (i)     Taxes.

         All United States federal income tax returns and all other Material tax returns which are required to have been filed have been or will be prepared in accordance with applicable law and filed by or on behalf of the Lessee by the respective due dates, including extensions, and all taxes due with respect to the Lessee pursuant to such returns or pursuant to any assessment received by the Lessee have been or will be paid, except to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made. The charges, accruals and reserves on the books of the Lessee in respect of taxes or other governmental charges are, in the opinion of the Lessee, in accordance with GAAP.

         (j)     Compliance with ERISA.

         Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all Material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (k)     Environmental and Other Regulations.

         Except for Exempt Environmental Conditions, the Lessee and the Property are in compliance with all applicable Environmental Laws relating to pollution and environmental control or employee safety other than such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

         (l)     Offer of Securities, etc.

         Neither the Lessee nor the Guarantor nor any Person authorized to act on their behalf has, directly or indirectly, offered any interest in the Property or the Lease or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in the Property or the Lease), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Participants, the Lessor and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

         (m)     Financial Statements.

                          (i) The audited consolidated statement of financial position of the Lessee and its consolidated subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholder's equity and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand L.L.P., a copy of which has been delivered to each of the Lessor, the Participants and the Agent, present fairly in all material respects, in conformity with GAAP, the financial position of the Lessee as of such date and its results of operations and cash flows for such fiscal year.

                          (ii)   The unaudited consolidated statement
         of financial position of the Lessee and its consolidated subsidiaries as of September 30, 1997 and the related unaudited consolidated statements of income, shareholder's equity and cash flows for the year to date, a copy of which has been delivered to each of the Lessor, the Participants and the Agent, present fairly in all material respects, in conformity with GAAP applied on a basis substantially consistent with the financial statements referred to in clause (i) of this subsection (m), the consolidated financial position of the Lessee as of such date and its consolidated results of operations and cash flows for such year-to-date period (subject to normal year-end adjustments).

         (n)     No Broker.

         The Lessee has not employed any financial advisor, broker or finder, or incurred any liability for any financial advisory, brokerage or finders fees, in connection with the Operative Documents or the transactions contemplated thereby.

         SECTION 8.4. Representations of the Lessee With Respect to the Property on each Closing Date.

         The Lessee hereby represents and warrants as follows:

         (a)     Representations.

         The representations and warranties of the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Sections 8.3) are true and correct in all Material respects on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all Material respects on and as of such earlier date. The Lessee is in compliance in all Material respects with its obligations under the Operative Documents and there exists no Default or Event of Default. No Default or Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

         (b)     Equipment.

         Delivery and installation of the Equipment to date has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and in compliance with all Insurance Requirements and Requirements of Law.

         (c)     No Liens.

         There have been no Liens against the Property since the date of the Lease Supplement, the Assignment of Lease or the Consent to Assignment.

         (d)     Property.

         The Property consists of an extrusion press facility and other capital equipment which will be constructed on the Site. Such Site is located in the State of Ohio. Such Property as improved in accordance with the related Plans and Specifications and the use thereof by the Lessee and its agents, assignees, employees, invitees, lessees, licensees, contractors and tenants will comply in all material respects with all Requirements of Law and Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in good faith by appropriate proceedings. The related Plans and Specifications have been or will be prepared in all material respects in accordance with applicable Requirements of Law and upon completion of the Property in accordance with the Plans and Specifications, such Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance) and such Property will comply in all Material respects with all applicable Requirements of Law. Upon completion of such Property in accordance with the related Plans and Specifications, the Property including, without limitation, structural members, the plumbing, heating, air conditioning and electrical systems thereof, and all water, sewer, electric, gas, telephone and drainage facilities will be completed in a workmanlike manner and in accordance with the Plans and Specifications and will be in good working condition and fit for use as an extrusion press facility, and all other utilities required to adequately service the

Property for its intended use are or will be available and "tapped on" and hooked up pursuant to adequate permits. Except as described in Guarantor's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, there is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of the Lessee's knowledge, threatened with respect to the Lessee, its Affiliates or such Property which adversely affects the title to, or the use, operation or value of, the Property or the Site. No fire or other casualty with respect to the Property or the Site has occurred which could have a Material Adverse Effect. The Property has available all material services of public facilities and other utilities necessary for use and operation of such facility for its primary intended purpose, including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access to such facility from publicly dedicated streets and public highways for pedestrians and motor vehicles. All utilities serving such Property, or proposed to serve such Property in accordance with the related Plans and Specifications, are located in, and vehicular access to the Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. All material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from such Site during the delivery and installation of the Equipment thereon, and (y) delivery and installation of such Equipment in accordance with the related Plans and Specifications has either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such delivery, installation, use and operation, as applicable and will in each case be maintained by the Lessee during the periods for which they are required by Applicable Law or such Governmental Authorities.

         (e)     Title.

         On each Closing Date, the Lessee shall have, and the Bill of Sale shall convey, to the Lessor good title to the Equipment being delivered on such Closing Date, free and clear of all claims, Liens and encumbrances of any nature, except Permitted Liens.

         (f)     Insurance.

         The Lessee has obtained insurance coverage covering the Property which meets the requirements of Article XIV of the Lease, such coverage is in full force and effect and all premiums due prior to each Closing Date in respect of such insurance shall have been paid in full.

         (g)     Lease.

         Upon the execution and delivery of the applicable Lease Supplement to the Lease on such Closing Date, (i) the Lessee will have unconditionally accepted the Property and will be bound by the terms of the Lease Supplement and will have a valid leasehold interest in the Property, subject only to Permitted Liens; (ii) the Lessee's obligation to pay Rent will be an independent covenant and no right of deduction or offset will exist with respect to any Rent or other sums payable under the Lease; and
(iii) no Rent under the Lease will have been prepaid and the Lessee will have no right to prepay the Rent, except as specifically set forth therein.

         (h)     Protection of Interests.

                 On such Closing Date, (i) the Agent Financing Statements are each in a form sufficient, and have been, or are being, filed in all filing offices necessary, to create a valid and perfected first priority security interest in the Lessor's interest in all Equipment, if any, to be located on the Site; and (ii) the Lessor Financing Statements are each in a form sufficient, and have been, or are being, filed in all filing offices necessary, to perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

         (i)     Flood Hazard Areas.

         No portion of the Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any portion of the Site is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Site or such portion thereof in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.

         (j)     Conditions Precedent.

         All conditions precedent contained in this Agreement and in the other Operative Documents relating to the acquisition and leasing of the Property by the Lessor have been satisfied in full or waived.

                    SECTION 9. - PAYMENT OF CERTAIN EXPENSES

         The Lessee agrees, for the benefit of the Lessor, the Agent and the Participants, that:

         SECTION 9.1.         Transaction Expenses.

         (a) The Lessee shall pay, or cause to be paid, on the applicable Closing Date and thereafter, from time to time, all Transaction Expenses in respect of the transactions consummated on such Closing Date, it being understood and agreed that neither the Agent, the Lessor nor any Participant shall be required to advance any Transaction Expenses in connection with the closing. Such Transaction Expenses and the Underwriting Fee may be added to the Property Improvement Cost to the extent supported by the Appraisal and agreed by the Agent and the Participants.

         (b) The Lessee shall pay or cause to be paid (i) all expenses of the Lessor, (ii) the Commitment Fee, (iii) the Underwriting Fee, (iv) all Transaction Expenses incurred by the

Lessee, the Agent, the Participants or the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers or consents hereto or thereto, in each case (except after the occurrence of an Event of Default) which have been requested by or approved by the Lessee, (v) all Transaction Expenses incurred by the Lessor, the Lessee, the Participants or the Agent in connection with any purchase of the Property by the Lessee or other Person pursuant to Articles XVI, XVII, XX or XXII of the Lease, (vi) all Transaction Expenses incurred by any of the other parties hereto in respect of enforcement of any of their rights or remedies against the Lessee in respect of the Operative Documents, and (vii) all Transaction Expenses of the Agent in connection with the addition of Participants to the transaction after any Closing Date who are added in order to replace Defaulting Participants, or to substitute for a Participant who has been removed at the request of the Lessee, in each case in accordance with the terms and conditions of the Operative Documents, to the extent such expenses are not covered by an assigning Participant under Section 12 hereof; provided, that, Lessee shall not be obligated to pay or cause to be paid any Transaction Expenses incurred by Lessor, Agent or any Participant as a result of or in connection with the termination of Credit Agricole Indosuez's participation pursuant to Section 11.4(b) or any amendment or supplement to the Operative Documents in connection therewith or in connection with or otherwise to effect the addition of any Participant to replace Credit Agricole Indosuez as a result of their termination pursuant to Section 11.4(b).

         SECTION 9.2.         Stamp and Other Taxes.

         The Lessee shall pay or cause to be paid any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         SECTION 9.3.         Obligations.

         The Lessee shall pay, on or before the due date thereof, all costs, expenses and other amounts required to be paid by the Assignment of Lease.


                  SECTION 10. - OTHER COVENANTS AND AGREEMENTS

         SECTION 10.1.    Covenants of the Lessee.

         The Lessee hereby agrees that so long as this Participation Agreement is in effect:

         (a)     [RESERVED].

         (b)     Certificates.

         The Lessee will deliver to the Lessor and the Agent (with sufficient copies for distribution to each Participant), concurrently with the delivery of the financial statements referred to in Section 8.3(d)(ii) of the Credit Agreement, a certificate of a Responsible Officer stating that, to the officer's knowledge, the Lessee during such period has in all material respects observed or performed all of its covenants and other agreements and satisfied every condition, contained in this Agreement and in the Operative Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate.

         (c)     Certain Covenants Relating to the Credit Agreement.

                 (i) neither the limitation on indebtedness to be created, incurred, assumed or suffered set forth in Section 8.2(d) of the Credit Agreement nor any other provision of the Credit Agreement shall be deemed to restrict the Lessee's ability to execute, deliver and perform its obligations under this Agreement and the other Operative Agreements, including the Interest Rate Protection Agreements referred to in Section 6.1(z); and

                 (ii) Lessee shall provide prompt written notice to each of Agent, Lessor, and each Participant in the event of any amendment or modification to, any expiration or termination of or any waiver of any provision of, the Credit Agreement, or any breach, default, or event of default of or under the Credit Agreement.

         (d)     [RESERVED.]

         (e)     Further Assurances.

         The Lessee shall take or cause to be taken from time to time all action necessary to assure during the Term that title to the Property remains in the Lessor as contemplated by Section 12.1 of the Lease, that the Lessor holds a perfected Lien on the Property securing the Lease Balance as contemplated by Section 7.1 of the Lease, and that the Agent holds a perfected Lien on the Property and the Lease securing the repayment of the Participation Interests.

         SECTION 10.2.    Cooperation with the Lessee.

         The Lessor, the Participants and the Agent shall, to the extent reasonably requested by the Lessee (but without assuming additional liabilities, duties or other obligations on account thereof), at the Lessee's expense, cooperate with the Lessee in connection with its covenants contained herein including, without limitation, at any time and from time to time, upon the request of the Lessee, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may reasonably request in order to perform such covenants.

         SECTION 10.3.    Covenants of the Lessor.

         The Lessor hereby agrees that so long as this Participation Agreement is in effect:

         (a)     Discharge of Liens.

         The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of the Liens of the Lease or the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent.

         (b)     Change of Chief Place of Business.

         The Lessor shall give prompt notice to the Lessee and the Agent if the Lessor's chief place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 135 S. LaSalle Street, Chicago, Illinois 60603, or if it shall change its name, identity or corporate structure.

                          SECTION 11. - PARTICIPATIONS

         SECTION 11.1.    Amendments; Actions on Default.

         (a) The Lessor shall have the right to forebear from exercising rights against the Lessee to the extent the Lessor shall determine in good faith that such forbearance is appropriate and is permitted by Section 15.5 and Sections 11.1, 11.2 and 11.3. Upon the direction of the Required Participants, the Lessor shall execute any waiver, modification or amendment of the Lease requested by the Lessee; provided, that: (i) the waiver, modification or amendment is not prohibited by the forgoing provisions of this Agreement, (ii) the waiver, modification or amendment does not (A) increase the amount the Lessor may be required to pay to the Lessee or anyone else, or (B) reduce or postpone (and cannot reasonably be expected to reduce or postpone) any payments that the Lessor would, but for such modification or amendment, be expected to receive, or (C) release the Lessor's interest in all or a substantial part of the Property; and (iii) the Lessor is not excused from executing the waiver, modification or amendment by Section 11.3.

         (b) The Lessor will, with reasonable promptness, provide each Participant with copies of all default notices it sends or receives under the Lease and notify each Participant of any Event of Default under the Lease of which it is aware and of any other matters which, in the Lessor's reasonable judgment, are likely to materially affect the payments each Participant will be required to make or be entitled to receive under this Agreement, but the Lessor will not in any event be liable to any Participant for the Lessor's failure to do so unless such failure constitutes gross negligence or willful misconduct on the part of the Lessor.

         (c) Before taking possession of the Property or exercising foreclosure or offset rights against the Property or filing any lawsuit against the Lessee because of any breach by the Lessee of the Operative Documents or if requested in writing by any Participant at any time when an Event of Default has occurred and is continuing, the Lessor shall promptly call a meeting with each Participant and the Agent to discuss what, if anything, the Lessor should do. Such meeting shall be scheduled during regular business hours in the offices of the Agent, or another appropriate location in Pittsburgh, Pennsylvania, not earlier than five (5) and not later than twenty (20) Business Days after the Lessor's receipt of the written request from a Participant. If the Required Participants shall direct the Lessor in writing to (a) send any default notices required before a Default can become an Event of Default, or
(b) bring a lawsuit against the Lessee to enforce the Operative Documents when an Event of Default has occurred and is continuing, then the Lessor shall send the notice or bring the suit, and the Lessor shall prosecute any such suit with reasonable diligence using reputable counsel. However, if the Agent is not a member of the Required Participants voting pursuant to this subsection 11.1(d) in favor of the giving of any such notice or the bringing of any such suit, then the Lessor may require that it first receive the written agreement (in form reasonably acceptable to the Lessor) of the members of the Required Participants so voting to indemnify the Agent and the Lessor from and against all costs, liabilities and claims that may be incurred by or asserted against the Lessor because of the action the Required Participants direct the Agent or the Lessor to take. In no event shall any Participant instigate any suit or other action directly against the Lessee with respect to the Operative Documents or the Property, even if such Participant would, but for this agreement, be entitled to do so as a third party beneficiary or otherwise under the Operative Documents.

         (d) In the event the Lessee or its designee fails to purchase the Property after any exercise of its Purchase Option or Expiration Date Purchase Obligation or following the occurrence and continuance of an Event of Default, the Lessor shall, if the Required Participants shall agree in writing, bring suit against the Lessee to enforce the Operative Documents in such form as shall be recommended by reputable counsel, and thereafter the Lessor shall prosecute the suit with reasonable diligence in accordance with the advice of reputable counsel. If the Lessor acquires the interests of the Lessee in any of the Property as a result of such suit or otherwise (unless the Lessor acquires such interests through a Voluntary Retention of the Property and pays to each Participant all amounts payable to such Participant hereunder, including, without limitation, such Participant's Participation Interest in all amounts payable by the Lessee on the Designated Payment Date and any Shortfall Amount), the Lessor shall thereafter proceed with reasonable diligence to sell the Property in a commercially reasonable manner to one or more bona fide third party purchasers and shall in any event endeavor to consummate the sale of the Property (through a single sale of the entire Property or a series of sales of parts) within five (5) years following the date the Lessor recovers possession of the Property at the best price or prices the Lessor believes are reasonably attainable within such time. After the Designated Payment Date and until the Lessor sells the Property, the Lessor shall (i) endeavor in good faith to maintain, or shall obtain the agreement of one or more of any applicable tenants or lessees, as the case may be, to maintain, the Property in good order and repair, (ii) procure and maintain casualty insurance against risks customarily insured against by owners of comparable property, in amounts sufficient to eliminate the effects of coinsurance, (iii) keep and allow each Participant to review accurate books and records covering the operation of the Property, and (iv) pay prior to delinquency all taxes and assessments lawfully levied against the Property.

         (e) Notwithstanding the foregoing, Defaulting Participants shall have no voting or consent rights under this Section 11.1 and no rights to require the Lessor to call a meeting pursuant to Section 11.1(d) until they cease to be Defaulting Participants. During any period that any Defaulting Participants have no voting rights under this Section 11.1, only the Commitment Percentages of the other Participants that still have voting rights will be considered for purposes of determining the Required Participants.

         SECTION 11.2.    General.

         Subject to the limitations set forth in Section 11.1 and Section 14:

         (a) The Lessor shall have the exclusive right to take any action and to exercise any available powers, rights and remedies to enforce the obligations of the Lessee under the Operative Documents, or to refrain from taking any such action or exercising any such power, right or remedy.

         (b) The Lessor shall be entitled to (i) give any consent, waiver or approval requested by the Lessee with respect to any construction or other approval contemplated in the Lease or (ii) waive or consent to any adverse title claims affecting the Property, provided that, in either case, such action will not have a material adverse effect on the Lessee's obligations or ability to make the payments required under the Operative Documents, the Lessor's rights and remedies under the Operative Documents or any Participant's rights hereunder.

         SECTION 11.3     Conflicts.

         Notwithstanding anything to the contrary herein contained, the Lessor shall be entitled, even over the objection of each Participant or the Required Participants, (i) to take any action required of the Lessor by, or to refrain from taking any action prohibited by, the Operative Documents or any law, rule or regulation to which the Lessor is subject (provided, that this Section shall not be construed to authorize the Lessor to take any action required by a modification of the Operative Documents prohibited by Section 11.1), and (ii) after notice to the Participants, to bring and prosecute a suit against the Lessee in the form recommended by and in accordance with advice of reputable counsel at any time when a breach of the Operative Documents by the Lessee shall have put the Lessor (or any of its officers or employees) at risk of criminal prosecution or significant liability to third parties or at any time after the Lessee or its designee fails to purchase the Property on the Designated Payment Date. Nothing herein contained shall be construed to require the Lessor to agree to modify the Operative Documents or to take any action or refrain from taking any action in any manner that could increase the Lessor's liability to the Lessee or others, that could reduce or postpone payments to which the Lessor is entitled thereunder, or that could reduce the scope and coverage of the indemnities provided for the Lessor's benefit therein.

         SECTION 11.4.    Refusal to Give Consents or Fund.

         (a) If any Participant declines to consent to any amendment, modification, waiver, release or consent for which such Participant's consent is requested or required by reason of this Agreement, or if any Participant fails to pay any amount owed by it hereunder, the Lessor shall have the right, but not the obligation and without limiting any other remedy of the Lessor, to terminate such Participant's rights to receive any further payments under
Section 3 of this Agreement (other than payments required because of the Lessor's collection of any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount) by paying such Participant a termination fee equal to the total of:

                 (i) all amounts actually advanced by such Participant to the Lessor under Section 3.4 hereof before the termination; excluding, however, any such amounts that were repaid to such Participant before the termination by actual payments made to such Participant by the Lessor of, or the Lessor's offset against, sums representing:

                          (A) Such Participant's Commitment Percentage times the principal portion of any payments of Rent received by the Lessor under the Lease; plus

                          (B) Such Participant's Commitment Percentage times any sales, condemnation or casualty proceeds received by the Lessor under the Lease; and

                 (ii)     Such Participant's Commitment Percentage, times:

                          (A) the then accrued but unpaid Commitment Fees due under the Lease and hereunder; plus

                          (B) interest on past due amounts described in the preceding clause (A), computed at the Federal Funds Effective Rate; plus

                          (C) interest on any amounts, including accrued and unpaid Basic Rent (other than interest itself), past due from the Lessee or its designees under the Operative Documents, computed at the Federal Funds Effective Rate.

;provided that, notwithstanding the foregoing, if any Participant declines to consent to any amendment, modification, waiver, release or consent for which such Participant's consent is requested or required by reason of this Agreement, and the Lessor shall not have exercised its right, in accordance with the provisions of this Section 11.4(a), to terminate such Participant's rights to receive any further payments under Section 3 of this Agreement by paying such Participant a termination fee in accordance with the provisions of
Section 11.4(a), within 60 days of any such request or requirement, then accrued interest on the amounts past due described in Sections 11.4(a)(ii)(B) and 11.4(a)(ii)(C) shall be computed in accordance with the applicable provisions of the Operative Documents rather than the Federal Funds Effective Rate.

Such Participant's rights to receive payments equal to such Participant's Commitment Percentage of any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount shall not be impaired or affected by any termination contemplated in this Section 11.4(a).

         (b) Notwithstanding the foregoing provisions of Section 11.4(a), if Credit Agricole Indosuez declines to consent to any amendment to the definition of "Applicable Margin" made in accordance with the terms of the Operative Agreements, the Lessor shall, within 90 days of any such failure to consent, terminate such Participant's rights to receive any further payments under Section 3 of this Agreement (other than payments required because of the Lessor's collection of any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount) by paying such Participant a termination fee equal to the total of:

                 (i) all amounts actually advanced by such Participant to the Lessor under Section 3.4 hereof before the termination; excluding, however, any such amounts that were repaid to such Participant before the termination by actual payments made to such Participant by the Lessor of, or the Lessor's offset against, sums representing:

                          (A) Such Participant's Commitment Percentage times the principal portion of any payments of Rent received by the Lessor under the Lease; plus

                          (B) Such Participant's Commitment Percentage times any sales, condemnation or casualty proceeds received by the Lessor under the Lease; and

                 (ii)     Such Participant's Commitment Percentage, times:

                          (A) the then accrued but unpaid Commitment Fees due under the Lease and hereunder; plus

                          (B) interest on past due amounts described in the preceding clause (A), computed at the Federal Funds Effective Rate; plus

                          (C) interest on any amounts, including accrued and unpaid Basic Rent (other than interest itself), past due from the Lessee or its designees under the Operative Documents, computed at the Federal Funds Effective Rate.

Until such time as the termination fee under this Section 11.4(b) shall have been paid in accordance with the terms hereof, Credit Agricole Indosuez shall be entitled, in addition to such other amounts as are due and payable in accordance with the terms of the Operative Documents, to its Commitment Percentage of the Applicable Margin then in effect with respect to any Eurodollar Rate Advance. Such Participant's rights to receive payments equal to such Participant's Commitment Percentage of any Rent applied by the Lessor as reimbursement for a Defaulted Amount or interest on a Defaulted Amount shall not be impaired or affected by any termination contemplated in this Section 11.4(b).

         SECTION 11.5.    Required Repayments.

         Each Participant shall repay to the Lessor, upon written request or demand by the Lessor (i) any sums paid by the Lessor to such Participant under this Agreement from, or that were computed by reference to, any Rent or other amounts which the Lessor shall be required to return or pay over to another party, whether pursuant to any bankruptcy or insolvency law or proceeding or otherwise and (ii) any interest or other amount that the Lessor is also required to pay to another party with respect to such sums. Such repayment by any Participant shall not constitute a release of such Participant's right to receive such Participant's Commitment Percentage times the amount of any such Rent or any such other amount (or any interest thereon) that the Lessor may later recover.

         SECTION 11.6.    Indemnification.

         Each Participant agrees to indemnify and defend the Lessor (to the extent not reimbursed by the Lessee within ten (10) days after demand) from and against such Participant's Commitment Percentage of any and all liabilities, obligations, claims, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 11.6 collectively called "Covered Liabilities") which to any extent (in whole or in part) may be imposed on, incurred by or asserted against the Lessor growing out of, resulting from or in any other way associated with the Property or the Operative Documents (including the enforcement thereof, whether exercised upon the Lessor's own initiative or upon the direction of the Required Participants) and the transactions and events at any time associated therewith or contemplated therein. The foregoing indemnification shall apply whether or not such Covered Liabilities are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by the Lessor; provided, only that no Participant shall be obligated under this
Section 11.6 to indemnify the Lessor (i) for Covered Liabilities that would not have been incurred but for a Voluntary Retention of the Property by the Lessor,
(ii) for Covered Liabilities incurred in connection with any transfer or assignment by the Lessor of its right to receive Rent or its rights and interests in and to the Property, the Operative Documents or this Agreement to its Affiliates, or (iii) for that portion or percentage, if any, of any of the Covered Liabilities which is proximately caused by: (A) the Lessor's own gross negligence or willful misconduct; (B) any representation made by the Lessor in the Operative Documents that is false in any material respect and that the Lessor knew was false at the time of the Lessor's execution of the Operative Documents; or (C) Lessor Liens not claimed by, through or under any of the Participants. After each Participant has paid its Commitment Percentage of any Covered Liabilities, each Participant shall be entitled to payment from the Lessor of an amount equal to the Adjusted Percentage (as defined below) of any payments subsequently received by the Lessor as Excess Reimbursement (as defined below) for such Covered Liabilities. As used in this Section "Adjusted Percentage" shall equal (i) such Participant's Commitment Percentage, divided by (ii) the sum of the Commitment Percentages of all Participants who have paid the Lessor their respective shares of the Covered Liabilities at issue. As used in this Section, the term "Excess Reimbursement" shall mean, for the Covered Liabilities at issue, amounts reimbursed or paid by the Lessee to or on behalf of the Lessor on account of such Covered Liabilities in excess of (i) such Covered Liabilities, times (ii) the Commitment Percentages of any Participants that have not paid the Lessor their respective Commitment Percentages of such Covered Liabilities.

         SECTION 11.7.    Required Supplemental Payments.

         In the event that the Lessee fails to pay any Required Supplemental Payment when due (a "Defaulted Amount"), the Lessor shall notify each Participant of such Defaulted Amount, whereupon each Participant shall pay to the Lessor an amount equal to such Participant's Commitment Percentage times the Defaulted Amount; such payment from Participant to the Lessor shall be due prior to 2:00 p.m., Chicago Time, on the date of such notice if such notice is given by 12:00 noon, Chicago Time, otherwise prior to 12:00 noon, Chicago Time, on the next Business Day following such notice. After payment of a Participant's Commitment Percentage times the Defaulted Amount, any payments subsequently received by the Lessor from the Lessee as reimbursement for such Defaulted Amount, and any interest received by the Lessor from the Lessee that accrued on the Defaulted Amount after the date of such Participant's payment of its Commitment Percentage times the Defaulted Amount, will constitute Supplemental Rent for purposes of computing payments due such Participant under this Agreement.

         SECTION 11.8. Application of Payments Received From Defaulting Participant As a Cure For Payment Defaults.

         If after a failure to make a payment required by Section 3.4, any Defaulting Participant cures such failure, in whole or in part, by paying to the Lessor all or part of such payment and interest thereon at the Late Payment Rate, then the Lessor shall apply the payments so made to the Lessor, net of the costs of collecting such payments (the "Net Cure Proceeds"), or other funds available to the Lessor equal to the Net Cure Proceeds, in the following order before applying the same to any other purpose:

                 (i) first, to make payments to the Lessor itself equal to its Excess Investment (if any) until the Lessor shall no longer have any Excess Investment; and

                 (ii) second, to make further Advances to the Lessee under this Agreement to the extent the Lessor is required or deems it appropriate to do so; provided, that such further Advances do not cause the total Property Improvement Cost to exceed the sum of the Commitments.

         SECTION 11.9.    Order of Application.

         For purposes of this Agreement, the Lessor shall be entitled, but not required, to apply any payments received from the Lessee under the Operative Documents to satisfy (1) unpaid Required Supplemental Payments (and interest thereon) not included in Rent, if any, and (2) costs incurred by the Lessor because of any sale under the Lease before applying such payments to satisfy the Lessee's other obligations, regardless of how the Lessee may have designated such payments.

         SECTION 11.10. Investments Pending Dispute Resolution; Overnight Investments.

         Whenever the Lessor in good faith determines that it does not have all information needed to determine how payments to Participants must be made on account of any then existing Participation Interests which the Lessor has received, or whenever the Lessor in good faith determines that there is any dispute among the Participants about payments which must be made on account of Participation Interests actually received by the Lessor, the Lessor may choose to defer the payments which are the subject of such missing information or dispute. However, to minimize any such deferral, the Lessor shall attempt diligently to obtain any missing information needed to determine how payments to the Participants must be made. Also, pending any such deferral, or if the Lessor is otherwise required to invest funds pending distribution to the Participants, the Lessor shall invest funds equal to (i) the total of the Commitment Percentages of all Participants to whom payments have not been made with respect to the Participation Interests at issue, times (ii) the total payments at issue. In addition, the Lessor shall endeavor to invest payments of Participation Interests it receives after 12:00 noon, Chicago Time, on the day in question that are to be paid to a Participant on the next Business Day pursuant to Section 3; provided that the Lessor shall have no liability to any Participant if the Lessor is unable to make such investments. Investments by the Lessor shall be in the overnight federal funds market pending distribution, and the interest earned on each dollar of principal so invested shall be paid to the Person entitled to receive such dollar of principal when the principal is paid to such Person.

         SECTION 11.11.   Agent to Exercise Lessor's Rights.

         The Lessor has assigned its interest in the Lease to the Agent, for the benefit of the Participants, pursuant to the Assignment of Lease. To the extent provided therein, the rights, remedies, duties and responsibilities of the Lessor contained in this Section 11 and in the other Operative Documents with respect thereto shall be exercisable by, binding upon and inure to the benefit of the Agent, for the benefit of the Participants.

         SECTION 11.12.   Exculpatory Provisions Regarding the Lessor.

         Subject to the provisions of Section 11.11, each Participant hereby irrevocably authorizes the Lessor to take such actions on its behalf as are expressly vested in or delegated to the Lessor by the terms of this Agreement and the other Operative Documents, together with such powers as are reasonably incidental thereto. The provisions of the following Sections of this Agreement are hereby incorporated by reference into this Section 11.12, substituting the word "Lessor" for "Agent" therein:

                 (i)      Section 14.1 - second sentence.

                 (ii)     Section 14.2 - all.

                 (iii)    Section 14.3 - all.

                 (iv)     Section 14.4 - all.

                 (v)      Section 14.5 - first sentence.

                 (iv)     Section 14.6 - last sentence.


               SECTION 12. - TRANSFERS OF PARTICIPANTS' INTERESTS

         SECTION 12.1.    Restrictions on and Effect of Transfer by
Participants.

         No Participant may (without the prior written consent of the Agent and, if prior to the occurrence and continuance of an Event of Default, Lessee (not to be unreasonably withheld)) assign, convey or otherwise transfer (including pursuant to a participation) all or any portion of its right, title or interest in, to or under its Participation Interest or any of the Operative Documents or the Property, provided that (x) any Participant may pledge its interest without the consent of the Agent or the Lessee to any Federal Reserve Bank, and (y) without the prior written consent of the Agent or the Lessee, any Participant may transfer all or any portion of its interest to any Affiliate of such Participant or to any other existing Participant; provided that in the case of any transfer (other than to such Affiliate) each of the following conditions and any other applicable conditions of the other Operative Documents are satisfied:

         (a)     Required Notice and Effective Date.

         Any Participant desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to the Lessee, the Agent and each other Participant at least five (5) Business Days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Participant, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs (including, without limitation, legal expenses) incurred by the Lessor, the Agent or any Participant in connection with any such disposition by a Participant under this Section 12.1 shall be borne by such transferring Participant. In the event of a transfer under this Section 12.1, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Participant, as they may determine, but shall not be considered costs and expenses which the Lessee is obligated to pay or reimburse under Section 9. Any such proposed transfer shall become effective upon the later of (i) the date proposed in the transfer notice referred to above and (ii) the date on which all conditions to such transfer set forth in this Section 12.1 shall have been satisfied.

         (b)     Assumption of Obligations.

         Any transferee pursuant to this Section 12.1 shall execute and deliver to the Agent and the Lessee an Assignment and Acceptance in substantially the form attached as Exhibit F ("Assignment and Acceptance"), duly executed by such transferee and the transferring Participant, and a letter in substantially the form of the Participant's Letter attached hereto as Exhibit G ("Participant's Letter"), and thereupon the obligations of the transferring Participant under the Operative Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Participant" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to this Participation Agreement previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Participant" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, the Agent shall deliver to each Participant, the Lessor and the Lessee new Schedule I and
Schedule II to this Agreement, revised to reflect the relevant information for such new Participant and the Commitment of such new Participant (and the revised Commitment of the transferor Participant if it shall not have transferred its entire interest).

         (c)     Employee Benefit Plans.

         No Participant may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in Section 4975(e)(1) of the Code.

         (d)     Representations.

         Notwithstanding anything to the contrary set forth above, no Participant may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to the Agent and the Lessee a certificate confirming the accuracy of the representations and warranties set forth in
Section 8 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents) and representing that such Person has, independently and without reliance upon the Agent, any other Participant or, except to the extent of the Lessee's representations made under the Operative Documents when made, the Lessee, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into this transaction, the Property and the Lessee and made its own decision to enter into this transaction.

         (e)     Amounts; Agent's Fee.

         Any transfer of a Participation Interest shall be in a principal amount which is equal to or greater than $2,000,000. Each transferring Participant shall pay to the Agent a transfer fee of $2,500.

         (f)     Applicable Law.

         Such transfer shall comply with Applicable Law and shall not require registration under any securities law applicable thereto.

         (g)     Effect.

         From and after any transfer of its Participation Interest the transferring Participant shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Participant as above provided, any such transferee shall be deemed a "Participant" for all purposes of such documents and each reference herein to a Participant shall thereafter be deemed a reference to such transferee for all purposes to the extent of such transfer, except as the context may otherwise require. Notwithstanding any transfer as provided in this Section 12.1, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under this Participation Agreement or any other Operative Document.

         SECTION 12.2.    Covenants and Agreements of Participants.

         (a)     Participations.

         Each Participant covenants and agrees that it will not grant Participations in its Participation Interest to any Person (a "Sub-Participant") unless such participation complies with Applicable Law and does not require registration under any securities law applicable thereto and such Sub-Participant (i) is a bank or other financial institution and (ii) represents and warrants, in writing, to such Participant for the benefit of the Participants, the Lessor and the Lessee that (A) no part of the funds used by it to acquire an interest in any Participation Interest constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Code) and (B) such Sub-Participant is acquiring its interest for investment purposes without a view to the distribution thereof. Any such Person shall require any transferee of its interest in its Participation Interest to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of the Participants, the Lessor and Lessee. In the event of any such sale by a Participant of a participating interest in its Participation Interest to a Sub-Participant, such Participant's obligations under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain the holder of its Participation Interest, for all purposes under this Participation Agreement and under the other Operative Documents, and the Lessor, the Agent and, except as set forth in Section 12.2(b), the Lessee shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and under the other Operative Documents.

         (b)     Transferee Indemnities.

         Each Sub-Participant shall be entitled to the benefits of Sections 13.5, 13.6, and 13.7 and 13.10 with respect to its participation in the Participation Interests outstanding from time to time; provided that no Sub-Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Participant would have been entitled to receive in respect of the amount of the participation transferred by such transferor Participant to such Sub-Participant had no such transfer or participation occurred.

         SECTION 12.3.    Future Participants.

         Each Participant shall be deemed to be bound by and, upon compliance with the requirements of this Section 12, will be entitled to all of the benefits of the provisions of, this Participation Agreement.


                         SECTION 13. - INDEMNIFICATION

         SECTION 13.1.    General Indemnification.

         The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

         (a) any of the Operative Documents or any of the transactions contemplated thereby or any violation thereof, and any amendment, modification or waiver in respect thereof;

         (b) the Property purchased or leased by the Lessee pursuant to the Operative Documents, or any part thereof or interest therein;

         (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to Sections 16.2, 16.3, 17.2(c), 17.2(e) or 17.4 of the Lease or any sale pursuant to Articles XX or XXII of the Lease, but not to increase the amount of any Shortfall under Article XXII of the Lease except pursuant to
Section 13.2 hereof), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of federal, state or local law, rule, regulation or order or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and (6) Claims arising from any public improvements with respect to the Property resulting in any charge or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property;

         (d) the offer, issuance or sale of the Participation Interests or any interest therein, provided that (i) the Lessor shall not be entitled to indemnification under this clause (d) if it shall have been determined by a court of competent jurisdiction to have breached its representation set forth in Section 8.1(h) and (ii) no Participant shall be entitled to indemnification under this clause (d) if it shall have been determined by a court of competent jurisdiction to have breached its representation set forth in Section 8.2(g).

         (e) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

         (f) the retaining or employment of any broker, finder or financial advisor (collectively, a "Broker") by the Lessee to act on its behalf in connection with this Participation Agreement, or the incurring of any fees or commissions of any Broker retained or employed by Lessee to which the Lessor might be subjected by virtue of entering into the transactions contemplated by this Participation Agreement;

         (g) the existence of any Lien on or with respect to the Property, the Equipment, any Basic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, the Lessor or any of their contractors or agents or by reason of the financing of the Property pursuant to the Operative Documents or any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee pursuant to the Operative Documents, except Lessor Liens and Liens in favor of the Agent or the Lessor; or

         (h) the transactions contemplated by the Lessee hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
Section 4975(c) of the Code (other than any Claim resulting from a breach of representation or warranty of the Lessor or any Participant);

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim), (2) any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents,
(3) any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Lessor, the Agent and the Participants are not exercising remedies against the Lessee in respect of the Operative Documents and no Default or Event of Default under the Lease has occurred and is continuing, (4) any Imposition or other claims for Taxes of the type(s) described in Section 13.5, (5) any Claims of the type(s) described in Sections 13.2, 13.6, 13.7, 13.8 and 13.10 and (6) any Claims resulting from a settlement or other compromise entered into without the consent of the Lessee where such consent was not unreasonably withheld in the case of a money settlement. The Lessor, the Agent, and the

Participants shall attempt to minimize the fees and expenses of legal counsel in connection with any Claim subject to reimbursement by Lessee hereunder by considering the usage of one law firm to represent such parties as appropriate under the circumstances. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the Participation Interests.

         SECTION 13.2.    End of Term Indemnity.

         (a) If the Lessee elects the Remarketing Option and there would, after giving effect to the proposed remarketing transactions, be a Shortfall Amount, then prior to the Maturity Date and as a condition to the Lessee's right to complete the remarketing of the Property pursuant to Section 22.1 of the Lease, the Lessee shall cause to be delivered to the Lessor at least 30 days prior to the Expiration Date, at the Lessee's sole cost and expense, a report from an appraiser selected by the Lessor and reasonably satisfactory to the Agent and the Required Participants in form and substance satisfactory to the Lessor, the Agent and the Required Participants (the "End of the Term Report") which shall state the appraiser's conclusions as to the reason for any decline in the Fair Market Sales Value of the Property from that anticipated for such date in the Appraisal delivered on the Closing Date.

         (b) Prior to the Expiration Date, the Lessee shall pay to the Lessor an amount (not to exceed the Shortfall Amount) equal to the portion of the Shortfall Amount that the End of the Term Report demonstrates was the result of a decline in the Fair Market Sales Value of the Property due to:

                          (i) extraordinary wear and tear, excessive usage, failure to maintain, to repair, to restore, to rebuild the Property in accordance with the manufacturer's recommendations or as otherwise may be appropriate under reasonable operating and maintenance procedures or to replace, failure to comply with the Lease and all applicable laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement (excepting in each case ordinary wear and tear);

                          (ii) any Modification, other than a Required Modification, made to, or any rebuilding of, the Property or any part thereof by the Lessee or any permitted sublessee or assignee; or

                          (iii) the existence of any Hazardous Activity, Hazardous Substance or Environmental Violations other than Exempt Environmental Conditions; or

                          (iv) any restoration or rebuilding carried out by the Lessee or any permitted sublessee or assignee; or

                          (v) any condemnation of any portion of the Property pursuant to Article XV of the Lease; or

                          (vi) any use of the Property or any part thereof by the Lessee or any permitted sublessee or assignee other than as an extrusion press facility; or

                          (vii) any grant, release, dedication, transfer, annexation or amendment made pursuant to Section 12.2 of the Lease;

                          (viii) the failure of the Lessor to have good title to the Equipment, free and clear of all Liens (including Permitted Liens), except Lessor Liens; or

                          (ix) any sublease or assignment by the Lessee of the Property or any portion thereof.

         SECTION 13.3.    Environmental Indemnity.

         Without limitation of the other provisions of this Section 13, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, which such Indemnitee becomes subject to because of its involvement with the Property pursuant to the Operative Documents, the transactions contemplated by the Operative Documents or any other matter referred to in paragraphs (a) through (i) of Section 13.1 arising in whole or in part, out of:

         (a) the presence on or under the Property of any Hazardous Substances, or any Releases or discharges of any Hazardous Substances on, under, from or onto the Property;

         (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Substances that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property;

         (c) loss of or damage to any property or the environment (including, without limitation, cleanup costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws;

         (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records;

         (e) any residual contamination on or under the Property, or affecting any natural resources, or any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Environmental Laws; or

         (f) any material inaccuracies, misrepresentations, misstatements, and omissions and any conflicting information contained in or omitted from the Environmental Audit.

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 13.3 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim), (2) subject to the provisions Section 15.2 of the Lease, any Claim to the extent attributable to acts or events occurring after the expiration of the Term or the return or remarketing of the Property so long as the Lessor, the Agent and the Participants are not exercising remedies against the Lessee in respect of the Operative Documents and no Default or Event of Default under the Lease has occurred and is continuing, (3) any Imposition or other claims for Taxes of the type(s) described in Section 13.5 or (4) any Claims of the type(s) described in Sections 13.2, 13.6, 13.7, 13.8 and 13.10. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.3, this Section 13.3 shall be construed as an indemnity only and not a guarantee of residual value of the Property or as a guarantee of the Participation Interests.

         SECTION 13.4.    Proceedings in Respect of Claims.

         With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 13.1 or 13.3, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof and provide (with reasonable specificity) the basis on which indemnification is being asserted as a consequence thereof, set forth the actual or good faith estimated amount for which such indemnification is being asserted, if known, and be accompanied by copies of all relevant pleadings, demands and other papers served on the Indemnitee, if any, in connection therewith; provided, however, that the Indemnitee's failure to provide the Lessee with such notice and additional information shall not relieve the indemnifying party of its obligations under Section 13.1 or 13.3 except to the extent Lessee's ability to defend against such Claim has been materially prejudiced as a result of such failure. The Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense of any such action, suit or proceeding; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any risk of material civil liability on such Indemnitee or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part thereof unless, in the case of civil liability or Lien, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default under the Lease has occurred and is continuing. If clause (A), (B) or (C) in the immediately preceding sentence is applicable, then the Indemnitee may employ separate counsel at the expense of the Lessee to represent or defend it, provided that for any one such Claim for each Indemnitee in any one jurisdiction the Indemnitees shall attempt to minimize fees and expenses of legal counsel in connection with any such Claim by considering the usage of one law firm to represent such parties as appropriate under the circumstances. The Indemnitee or the Lessee, as applicable, may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee or the Indemnitee, as applicable, in accordance with the foregoing. Notwithstanding any of the foregoing to the contrary, with respect to any Claim which is fully covered under policies of insurance maintained by the Lessee (or any permitted sublessee) pursuant to the Lease and as to which Claim the insurers liable therefor have (x) unconditionally acknowledged in writing to the applicable Indemnitee their liability in respect of any such Claim and (y) set aside reserves sufficient to cover any such Claim, the rights of an Indemnitee to control or participate in any proceeding shall be modified to the extent necessary to comply with the requirements of such policies and the rights of the insurers thereunder. Neither the Indemnitee nor the Lessee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.3 without the prior written consent of the Lessee and each Indemnitee entitled to indemnification with respect to any such Claim which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of the Lessee or such Indemnitee, as applicable.

         Each Indemnitee shall at the expense of the Lessee cooperate with and supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 13.1 or 13.3. Unless an Event of Default under the Lease shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section
13.1 or 13.3 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 13.1 or 13.3 with respect to such Claim.

         Upon payment in full of any Claim by the Lessee pursuant to Section
13.1 or 13.3 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

         If any Indemnitee recovers from any third party (including insurers) all or any portion of any amount previously paid to it by Lessee pursuant to this Section 13, such Indemnitee shall promptly pay over to Lessee the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in obtaining such recovery), but not in excess of any amount previously so paid by the Lessee.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.3 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee.

         SECTION 13.5.    General Impositions Indemnity.

         (a)     Indemnification.

         The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

         (b)     Payments.

                          (i) Subject to the terms of Section 13.5(f), the
                 Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnitee, as appropriate, and the Lessee shall at its own expense, upon such Indemnitee's reasonable request, furnish to such Indemnitee copies of official receipts or other satisfactory proof evidencing such payment.

                          (ii) In the case of Impositions for which no contest is conducted pursuant to Section 13.5(f) and which the Lessee pays directly to the taxing authorities, the

                 Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Lessee reimburses an Indemnitee, the Lessee shall do so within twenty (20) days after receipt by the Lessee of demand by such Indemnitee describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall the Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to Section 13.5(f), the Lessee shall pay such Impositions or reimburse such Indemnitee for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 13.5(f).

                          (iii) Impositions imposed with respect to the Property for a billing period during which the Lease expires or terminates (unless the Lessee has exercised the Renewal Option or the Purchase Option with respect to the Property) shall be adjusted and prorated on a daily basis between the Lessee and the Lessor, whether or not such Imposition is imposed before or after such expiration or termination and each party shall pay or reimburse the other for each party's pro rata share thereof.

                          (iv) At the Lessee's request, the amount of any indemnification payment by the Lessee pursuant to subsection
                 (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The fees and expenses of such independent public accounting firm shall be paid by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of 5% or more of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee.

         (c)     Reports and Returns.

                          (i) The Lessee shall be responsible for preparing and
                 filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Lessee under or arising out of subsection
                 (a) and of which the Lessee has knowledge or should have knowledge, the Lessee, at its sole cost and expense, shall notify the relevant Indemnitee of such requirement and (except if such Indemnitee notifies the Lessee that such Indemnitee intends to file such report or return) (A) to the extent required or permitted by and consistent with Applicable Law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnitee, advise such Indemnitee of such fact and prepare such return, statement or report for filing by such Indemnitee or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Lessee under or arising out of subsection (a), provide such

                 Indemnitee at the Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Lessee under or arising out of subsection (a). Such Indemnitee shall, upon the Lessee's request and at the Lessee's expense, provide any data maintained by such Indemnitee (and not otherwise available to or within the control of the Lessee) with respect to the Property which the Lessee may reasonably require to prepare any required tax returns or reports. Each Indemnitee agrees to use its best efforts to send to the Lessee a copy of any written request or other notice that the Indemnitee receives with respect to any reports or returns required to be filed with respect to the Property or the transactions contemplated by the Operative Documents, it being understood that no Indemnitee shall have any liability for failure to provide such copies.

         (d)     Income Inclusions.

         If as a result of the payment or reimbursement by the Lessee of any expenses of the Lessor or the payment of any Transaction Expenses incurred in connection with the transactions contemplated by the Operative Documents, the Lessor or any Participant shall suffer a net increase in any federal, state or local income tax liability, the Lessee shall indemnify such Persons (without duplication of any indemnification required by subsection (a)) on an After Tax Basis for the amount of such increase. The calculation of any such net increase shall take into account any current or future tax savings realized or reasonably expected to be realized by such person in respect thereof, as well as any interest, penalties and additions to tax payable by the Lessor, or any Participant or such Affiliate, in respect thereof.

         (e)     Withholding Taxes.

         As between the Lessee on one hand, and the Lessor or the Agent or any Participant on the other hand, the Lessee shall be responsible for, and, subject to the provisions of Sections 13.5(g) and (h), the Lessee shall indemnify and hold harmless the Lessor, the Agent and the Participants (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes imposed in respect of payments with respect to the Participation Interests or with respect to Rent payments under the Lease or payments of the Asset Termination Value or Purchase Option Price (and, if the Lessor, the Agent or any Participant receives a demand for such payment from any taxing authority, the Lessee shall discharge such demand on behalf of the Lessor, the Agent or such Participant).

         (f)     Contests of Impositions.

                          (i) If a written claim is made against any Indemnitee
                 or if any proceeding shall be commenced against such Indemnitee (including a written notice of such proceeding), for any Impositions, such Indemnitee shall promptly notify the Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of the Lessee for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnitee shall, in such notice to the Lessee, inform the Lessee of such shorter period, and no action shall be taken with respect to such claim or proceeding without the consent of the Lessee before 2 days before the end of such shorter period; provided, further, that the failure of such Indemnitee to give the notices referred to this sentence shall not diminish the Lessee's obligation hereunder except to the extent such failure precludes the Lessee from contesting all or part of such claim.

                          (ii) If, within thirty (30) days of receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Lessee is required by law or regulation for the Indemnitee to commence such contest), the Lessee shall request in writing that such Indemnitee contest such Imposition, the Indemnitee shall, at the expense of the Lessee, in good faith conduct and control such contest (including, without limitation, by pursuit of appeals) relating to the validity, applicability or amount of such Impositions (provided, however, that (A) if such contest involves a tax other than a tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnitee, the Indemnitee, at the Lessee's request, shall allow the Lessee to conduct and control such contest and (B) in the case of any contest, the Indemnitee may request the Lessee to conduct and control such contest) by, in the sole discretion of the Person conducting and controlling such contest, (1) resisting payment thereof,
                 (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Lessee from time to time.

                          (iii) The party controlling any contest shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of such contest; provided, that all decisions ultimately shall be made in the sole discretion of the controlling party. The parties agree that an Indemnitee may at any time decline to take further action with respect to the contest of any Imposition and may settle such contest if such Indemnitee shall waive its rights to any indemnity from the Lessee that otherwise would be payable in respect of such claim (and any future claim by any taxing authority, the contest of which is precluded by reason of such resolution of such claim) and shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this Section 13.5 by way of indemnification or advance for the payment of an Imposition other than expenses of such contest.

                          (iv) Notwithstanding the foregoing provisions of this Section 13.5, an Indemnitee shall not be required to take any action and the Lessee shall not be permitted to contest any Impositions in its own name or that of the Indemnitee unless (A) the Lessee shall have agreed to pay and shall pay to such Indemnitee on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnitee actually incurs in connection with contesting such

                 Impositions, including, without limitation, all reasonable legal, accounting and investigatory fees and disbursements,
                 (B) in the case of a claim that must be pursued in the name of an Indemnitee (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 13.5) exceeds $100,000, (C) the Indemnitee shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such contest shall require the payment of the Imposition prior to the contest, the Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to such required Imposition that the Indemnitee is required to pay (with no additional net after-tax cost to such Indemnitee), (E) in the case of a claim that must be pursued in the name of an Indemnitee (or an Affiliate thereof), the Lessee shall have provided to such Indemnitee an opinion of independent tax counsel selected by the Indemnitee and reasonably satisfactory to the Lessee stating that a reasonable basis exists to contest such claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that there is substantial authority for the position asserted in such appeal) and (F) no Event of Default hereunder shall have occurred and be continuing. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnitee shall not be required to contest any claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this
                 Section 13.5, unless there shall have been a change in law (or interpretation thereof) and the Indemnitee shall have received, at the Lessee's expense, an opinion of independent tax counsel selected by the Indemnitee and reasonably acceptable to the Lessee stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnitee will prevail in such contest.

                 (g)      Documentation of Withholding Status.

                 Each Participant (or any successor thereto or transferee thereof) that is organized under the laws of a jurisdiction outside of the United States of America and each Lessor that is organized under the laws of a jurisdiction outside of the United States of America shall:

                          (i) on or before the date it becomes a party to any
                 Operative Document, deliver to the Lessee any certificates, documents, or other evidence that shall be required by the Code or Treasury Regulations issued pursuant thereto to establish its exemption from United States Federal withholding requirements, including (A) two valid, duly completed, original copies of Internal Revenue Service Form 1001 or Form 4224 or successor applicable form, properly and duly executed, certifying in each case that such party is entitled to receive payments pursuant to the Operative Documents without deduction or withholding of United States Federal income taxes, and (B) a valid, duly completed, original copy of Internal Revenue Service Form W-8 or Form W-9 or applicable successor form, properly and duly executed, certifying that such party is entitled to an exemption from United States of America backup withholding tax; and

                                (ii) on or before the date that any such form
                 described above expires or becomes obsolete, or after the occurrence of any event requiring a change in the most recent such form previously delivered to the Lessee, deliver to the Lessee two further valid, duly completed, original copies of any such form or certification, properly and duly executed.

                 (h)      Limitation on Tax Indemnification.

                 The Lessee shall not be required to indemnify any Indemnitee, or to pay any increased amounts to any Indemnitee or tax authority with respect to any Impositions pursuant to this Section 13.5 to the extent that (i) any obligation to withhold, deduct, or pay amounts with respect to Tax existed on the date such Indemnitee became a party to any Operative Document (and, in such case, the Lessee may deduct and withhold such Tax from payments pursuant to the Operative Documents), or (ii) such Indemnitee fails to comply with the provisions of Section 13.5(g) (and, in such case, the Lessee may deduct and withhold all Taxes required by law as a result of such noncompliance from payments made by the Lessee pursuant to the Operative Documents). With respect to any transferee of any Participant (including a transfer resulting from any change in the designation of the lending office of a Participant), the transferee shall not be entitled to any greater payment or indemnification under this Section 13.5 than the transferor would have been entitled to.

         SECTION 13.6.    Inability to Determine Interest Rate.

         In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Lessee) that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable for any Interest Period requested hereunder or (ii) the Required Participants shall have informed the Agent in writing that the Eurodollar Rate will not adequately and fairly reflect the cost to such Participants of making or maintaining their Participation Interests in Advances during the Interest Period, the Agent shall forthwith give telecopy notice, confirmed in writing, of such determination to the Lessee and the Participants at least one day prior to the first day of such Interest Period. If such notice is given, (x) any requested Advance may be made as an Alternate Base Rate Advance if the Lessee wishes to make the Advance on such terms and so notifies the Agent; and (y) any outstanding Advance shall be converted on the last day of such Interest Period to Alternate Base Rate Advances. Until such notice has been withdrawn by the Agent or the Required Participants, as the case may be, no further Advances comprised of Eurodollar Rate Advances shall be made or continued as such.

         SECTION 13.7.    Increased Costs.

         (a) In the event that (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of the Eurocurrency Reserve Requirements) in or in the interpretation of any law or regulation or (ii) the compliance with any request or directive from any central bank or other Governmental Authority (whether or not having the force of law), made subsequent to the date hereof:

                 (x) does or shall subject such Participant to any additional tax of any kind whatsoever with respect to the Operative Documents or any purchase of a Participation Interest in any Advance, or change the basis or the applicable rate of taxation of payments to such Participant of its Participation Interest or any other amount payable hereunder (except for the imposition of or change in any tax on or measured by the overall net income of such Participant (other than any such tax imposed by means of withholding));

                 (y) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Participant which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (z)      shall impose on any Participant any other condition;

and the result of any of the foregoing is to increase the cost of such Participant, by an amount which the Participant reasonably deems to be material, of making, continuing or maintaining its Participation Interest in any Eurodollar Rate Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Lessee shall promptly pay to such Participant, upon its demand, any additional amounts necessary to compensate such Participant for such increased cost or reduced amount receivable. If any Participant becomes entitled to claim any additional amounts pursuant to this section, it shall promptly notify the Lessee of the event by reason of which it has become so entitled (with a copy to the Agent) and deliver to the Lessee a certificate setting forth in reasonable detail the calculation of any additional amounts payable pursuant to this section. Any such certificate submitted by any Participant to the Lessee shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable under the Operative Documents for a period of one year.

         (b) In the event that any Participant shall have determined that the introduction of or any change (other than any change by way of imposition or increase of the Eurocurrency Reserve Requirements), in any law or regulation regarding capital adequacy or in the interpretation or application of or compliance by any Participant or any affiliate of a Participant with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Participant's or such affiliate's capital as a consequence of its obligations hereunder to a level below that which such Participant or such affiliate could have achieved but for such change or compliance (taking into consideration such Participant's or such affiliate's policies with respect to capital adequacy) by an amount reasonably deemed by such Participant to be material, then from time to time, after submission by such Participant to the Lessee (with a copy to the Agent) of a written request therefor (which request shall set forth in reasonable detail the calculation of such additional amount), the Lessee shall pay to such Participant such additional amount as will compensate such Participant or such affiliate for such reduction.

         (c) Notwithstanding the foregoing, each Participant shall make written demand on the Participant for indemnification or compensation pursuant to paragraphs (a) and (b) of this Section 13.7 within thirty (30) Business Days after such Participant receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such paragraphs. In the event that any Participant fails to give the Lessee the notice within the time limitation set forth in the preceding sentence, the Lessee shall have no obligation to pay such claim for indemnification or compensation accruing prior to the ninetieth (90th) day preceding such written demand. Nothing in this Agreement shall prevent any Participant from delivering successive demands for such indemnification or compensation pursuant hereto.

         (d) Each Participant agrees that it will use reasonable efforts to designate an alternate Funding Office with respect to any of its Participation Interests in any Advances affected by the matters or circumstances described in paragraphs (a) and (b) of this Section 13.7 or Section 13.8 to reduce the liability of the Lessee or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Participant as determined by such Participant in its sole discretion.

         SECTION 13.8.    Illegality.

         Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Participant or its Funding Office to perform its obligations hereunder to purchase its participation interest in Eurodollar Rate Advances or to continue to fund or maintain its participation interest in Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Participant to the Lessee (with a copy to the Agent), (i) any obligation of such Participant to purchase or maintain its participation interest in any Eurodollar Rate Advance shall terminate, (ii) all Eurodollar Rate Advances then outstanding, if any, shall be converted automatically, on the last day of the Interest Period therefor, or within such earlier period as required by law, to Alternate Base Rate Advances, and (iii) if the result any of the foregoing is to increase the cost to such Participant by an amount which such Participant reasonably deems to be material, after submission by such Participant to the Lessee (with a copy to the Agent) of a written request therefor (which request shall set forth in reasonable detail the calculation of such additional amount), the Lessee shall pay to such Participant such additional amount.

         SECTION 13.9.    Indemnity.

         The Lessee agrees to indemnify the Lessor, the Agent and the Participants and to hold the Lessor, the Agent and the Participants harmless from any actual and direct loss, cost or expense which any of them may sustain or incur as a consequence of (a) default by the Lessee in payment when due (at maturity, acceleration or otherwise) of the principal amount of or interest on any Advance or portion of any Participation Interest, (b) failure by the Lessee to utilize the proceeds of any purchase of Participation Interests after notice has been given to the Agent, the Lessor or any Participant in accordance with
Section 3 or 4, (c) default by the Lessee in making any prepayment after the Lessee has given a notice thereof in accordance with the provisions of the Lease or (d) the making of a prepayment of an Advance or portion of any Participation Interest on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by any Participant or from fees payable to terminate the deposits from which such funds were obtained; provided, that the foregoing indemnification shall not apply to any indirect, special, incidental or consequential damages. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

         SECTION 13.10.   Substitution of Participant.

         If (i) the obligation of any Participant to purchase or maintain its Participation Interest has been suspended pursuant to this Section 13, or (ii) any Participant has demanded compensation or given notice of its intention to demand compensation under Sections 13.7 or 13.8, the Lessee shall have the right, with the assistance of the Agent, to seek one or more mutually satisfactory substitute banks or financial institutions (which may be one or more of the Participants) to replace such Participant under the Operative Documents.

         SECTION 13.11. Indemnity Payments in Addition to Residual Value Guarantee Amount.

         The Lessee acknowledges and agrees that its obligations to make indemnity payments under this Section 13 are separate from, in addition to, and do not reduce, its obligation to pay the Residual Value Guarantee Amount under the Lease; provided, that except as otherwise set forth in Section 13.2 hereof, the Shortfall Amount payable by the Lessee in connection with the Remarketing Option under the Lease shall not be increased under this Section 13.


                            SECTION 14. - THE AGENT

         SECTION 14.1.    Appointment.

         Each Participant hereby irrevocably designates and appoints the Agent as the agent of such Participant under this Agreement and the other Operative Documents, and each Participant irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Document or otherwise exist against the Agent.

         SECTION 14.2.    Delegation of Duties.

         The Agent may execute any of its duties under this Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 14.3.    Exculpatory Provisions.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by the Lessor or the Lessee or any officer thereof contained in this Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure of the Lessor or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Participant or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Document, or to inspect the properties, books or records of the Lessor or the Lessee.

         SECTION 14.4.    Reliance by Agent.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessor or the Lessee), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first receive such advice or concurrence of the Required Participants as it deems appropriate or it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Documents in accordance with a request of the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants.

         SECTION 14.5.    Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Participant, the Lessor or the Lessee describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the other parties hereto. Subject to the provisions of Section 11 and Section 15.5 hereof, the Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Participants; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

         SECTION 14.6.    Non-Reliance on Agent and Other Participants.

         Each Participant expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Lessor or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Participant. Each Participant represents to the Agent that it has, independently and without reliance upon the Agent or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor, the Lessee and the Property and made its own decision to purchase its Participation Interest hereunder and enter into this Agreement. Each Participant also represents that it will, independently and without reliance upon the Agent, the Lessor or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Participants by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 14.7.    Indemnification.

         The Participants agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Lessee and without limiting the obligation of the Lessee to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this
Section 14.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Participation Interests shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Participation Interests) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, the Property, any of the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided that no Participant shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. The agreements in this Section
14.7 shall survive the payment of the Participation Interests and all other amounts payable hereunder.

         SECTION 14.8.    Agent in its Individual Capacity.

         The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Lessor or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Documents. With respect to its Participation Interest purchased by it, the Agent shall have the same rights and powers under this Agreement and the other Operative Documents as any Participant and may exercise the same as though it were not the Agent, and the terms "Participant" and "Participants" shall include the Agent in its individual capacity.

         SECTION 14.9.    Successor Agent.

         The Agent may resign as Agent upon 20 days' notice to the Participants, the Lessor or the Lessee. If the Agent shall resign as Agent under this Agreement and the other Operative Documents, then the Required Participants shall appoint a successor agent for the Participants, which successor agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $100,000,000 (and if no Default or Event of Default exists, shall be approved by the Lessee (which consent shall not be unreasonably withheld)), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 20 days following a resigning Agent's notice of resignation, the resigning Agent's resignation shall nevertheless thereupon become effective and the Participants shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Participants appoint a successor Agent as provided above. After any retiring Agent's resignation as Agent, all of the provisions of this
Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Operative Documents.

                         SECTION 15. - MISCELLANEOUS

         SECTION 15.1.    Survival of Agreements.

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Lessor, any disposition of any interest of the Lessor in the Property, payment of the Advances and the Participation Interests and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. Except as otherwise expressly set forth herein or in other Operative Documents, the indemnities of the parties provided for in the Operative Documents shall survive the expiration or termination of any thereof.

         SECTION 15.2.    No Broker, etc.

         Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         SECTION 15.3.    Notices.

         Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing and delivered (i) personally, (ii) by a nationally recognized overnight courier service, (iii) by mail (by registered or certified mail, return receipt requested, postage prepaid) or (iv) by facsimile, in each case directed to the address of such Person as indicated on Schedule II. Any such notice shall be effective upon receipt or refusal.

         From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

         SECTION 15.4.    Counterparts.

         This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 15.5.    Amendments.

         Subject to the provisions of Section 11 hereof, no Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessee, the Lessor, the Agent or any Participant, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessee, the Lessor or the Agent, with the written agreement or consent of such party, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Participants, with the written agreement or consent of the Required Participants; provided, however, that

                 (x) no such termination, amendment, supplement, waiver or modification shall without written agreement or consent of each Participant:

                          (i) modify any of the provisions of Section 11 of this Agreement or this Section 15.5, change the definition of "Required Participants" or modify or waive any provision of an Operative Agreement requiring action by the foregoing;

                          (ii) amend, modify, waive or supplement any of the provisions of Sections 3.6, 3.7 or 3.10 - 3.20of this Agreement or the representations of such Participant in Section 8 or the covenants in Sections 7 and 10 of this Participation Agreement;

                          (iii) reduce, modify, amend or waive any fees or indemnities in favor of any Participant, including without limitation amounts payable pursuant to Section 13 (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                          (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Agreement), any payment in respect of its Participation Interest, or any payment of the Asset Termination Value, Commitment Fee, Residual Value Guarantee Amount, amounts due pursuant to Section
         22.2 of the Lease, or interest or, subject to clause (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of any Operative Agreement), Participation Interest, Asset Termination Value, Commitment Fee, Shortfall Amount, Residual Value Guarantee Amount, Required Supplemental Payments, Property Improvements Cost, Participant Balance, Tranche A Participation Interest Balance, Tranche B Participation Interest Balance, Lease Balance or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents;

                          (v)   release any lien or the Guarantor; or

                          (vi) consent to any assignment of the Lease, releasing the Lessee from its obligations in respect of the payments of Rent and the Asset Termination Value or changing the absolute and unconditional character of such obligation; and

                 (y) no other termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor and the Required Participants, be made to the Lease or Section 6 of this Participation Agreement or the definition of "Event of Default".

         SECTION 15.6.    Headings, etc.

         The Table of Contents and headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 15.7.    Parties in Interest.

         Except as expressly provided herein, none of the provisions of this Participation Agreement are intended for the benefit of any Person except the parties hereto. Subject to the provisions of Section 25.1 of the Lease, the Lessee shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Lessor, the Agent and the Participants, except that the Lessee may without such consent assign rights or obligations of the Lessee under the Operative Documents to an Affiliate of the Lessee, provided that the Lessee remains primarily liable with respect to such obligations and provides its full unconditional and irrevocable guaranty of such Subsidiary's obligations under the Operative Documents, such guaranty to be in form and substance reasonably satisfactory to the Required Participants.




         SECTION 15.8.    GOVERNING LAW.

         THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION 15.9.    Severability.

         Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15.10.   Liability Limited.

         (a) The Lessee, the Agent, and the Participants each acknowledge and agree that the Lessor shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Lessor, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Documents, and it is understood and agreed that all obligations of the Lessor to the Lessee, the Agent and any Participant under the Operative Documents are solely nonrecourse obligations (except as otherwise expressly provided therein) enforceable only against the Lessor's interest in the Property.

         (b) No Participant shall have any obligation to any other Participant or to the Lessee, the Lessor or the Agent with respect to transactions contemplated by the Operative Documents, except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         SECTION 15.11.   Further Assurances.

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Documents, and the transactions contemplated hereby and thereby (including, without limitation, the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or (if the Lessor shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

         SECTION 15.12.   Submission to Jurisdiction.

         The Lessee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Cook County for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. The Lessee irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 15.13.   Confidentiality.

         The Lessor, the Agent and each Participant represent that they will maintain the confidentiality of the transactions contemplated by, and of any written or oral information provided under, the Operative Documents by or on behalf of the Lessee (hereinafter collectively called "Confidential Information"), subject to the Lessor's, the Agent's and each Participant's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, Affiliates, auditors, counsel and other professional advisors who are advised as to the confidential nature of such Confidential Information and to other Participants, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Participants and the Lessee or any of its Subsidiaries and Affiliates and (d) right to provide such information to Sub-Participants, prospective Sub-Participants to which sales of participating interests are permitted pursuant to this Participation Agreement and prospective assignees to which assignments of interests are permitted pursuant to this Participation Agreement, but only if (i) such Sub-Participant, prospective Sub-Participant or prospective assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Participant" party hereto and (ii) the Lessee receives copies of such written agreement prior to the release of such information. Notwithstanding the foregoing, any such information supplied to a Participant, Sub-Participant, prospective Sub-Participant or prospective assignee under this Participation Agreement shall cease to be Confidential Information if it is or becomes known to such Person (other than as permitted under this Agreement) by other than unauthorized disclosure, or if it becomes a matter of public knowledge.

         SECTION 15.14.   WAIVER OF JURY TRIAL.

         EACH OF THE LESSEE, THE AGENT, THE LESSOR, AND EACH PARTICIPANT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15.15.   Usury Savings Clause.

         Nothing contained in this Participation Agreement or the other Operative Documents shall be deemed to require the payment of interest or other charges by the Lessee or any other Person in excess of the amount which may be may lawfully be charged under any applicable usury laws. In the event that the Lessor or any other Person shall collect moneys under the Participation Agreement or any other Operative Document which are deemed to constitute interest (including, without limitation, the Basic Rent or Supplemental Rent) which would increase the effect interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Person to whom such payment was made, be returned to the Person making such payment or credited against other amounts owed by the person making such payment.


                            [SIGNATURE PAGE FOLLOWS]

                 IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              CHASE BRASS & COPPER COMPANY, INC.,
                              as Lessee


                              By: /s/ M.T. SEAGRAVES
                                 ------------------------------------------
                                 Name: M.T. Seagraves
                                      -------------------------------------
                                 Title: CFO
                                       ------------------------------------

                              ABN AMRO BANK N.V.,
                              as Lessor


                              By: /s/ CHRISTOPHER S. HELMECI
                                 ------------------------------------------
                                 Name:  Christopher S. Helmeci
                                 Title:  Vice President


                              By: /s/ LOUIS K. McLINDEN, JR.
                                 ------------------------------------------
                                 Name:  Louis K. McLinden, Jr.
                                 Title:  Vice President


                              ABN AMRO BANK N.V.,
                              as Agent


                              By: /s/ CHRISTOPHER S. HELMECI
                                 ------------------------------------------
                                 Name:  Christopher S. Helmeci
                                 Title:  Vice President


                              By: /s/ LOUIS K. McLINDEN, JR.
                                 ------------------------------------------
                                 Name:  Louis K. McLinden,  Jr.
                                 Title:  Vice President



                      [ADDITIONAL SIGNATURE PAGE FOLLOWS]

                              ABN AMRO BANK N.V.,
                              as Participant


                              By: /s/ CHRISTOPHER S. HELMECI
                                 ------------------------------------------
                                 Name:  Christopher S. Helmeci
                                 Title:  Vice President


                              By: /s/ LOUIS K. McLINDEN, JR.
                                 ------------------------------------------
                                 Name:  Louis K. McLinden, Jr.
                                 Title:  Vice President


                              CREDIT AGRICOLE INDOSUEZ,
                              as Participant


                              By: /s/ DAVID BOUHL
                                 ------------------------------------------
                                 Name: David Bouhl
                                      -------------------------------------
                                 Title: Executive Vice President
                                       ------------------------------------


                              By: /s/ KATHERINE L. ABBOTT
                                 ------------------------------------------
                                 Name: Katherine L. Abbott
                                      -------------------------------------
                                 Title: First Vice President
                                       ------------------------------------




                                     S-2